'
                                                                  EXHIBIT 10.11

                                    SUBLEASE

                                SSP COMPANY, INC.
                  successor-in-interest to S. S. PIERCE COMPANY

                                   (Sublessor)

                                       and

                         FRIENDLY ICE CREAM CORPORATION

                                   (Sublessee)

                            Dated as of June 9, 1995

================================================================================

                          TABLE OF CONTENTS TO SUBLEASE

                                                                           Page
                                                                           ----

ARTICLE I            Definitions                                            1

ARTICLE II           Representations

    Section 2.1.         Representations by the Sublessor                   5
    Section 2.2.         Representations by the Sublessee                   9

ARTICLE III          Demising Clause

    Section 3.1          Demise                                            10
    Section 3.2          Consent                                           10
    Section 3.3          Title Insurance                                   11

ARTICLE IV           Sublease Term and Rents

    Section 4.1.         Sublease Term                                     11
    Section 4.2.         Rents                                             11
    Section 4.3.         Place of Payments                                 12
    Section 4.4.         Net Sublease; Nonterminability                    13
    Section 4.5.         Sublessor's Work                                  13
    Section 4.6.         Definition of Substantial Completion              13
    Section 4.7.         Notice of Substantial Completion                  14
    Section 4.8.         Completion Date                                   14
    Section 4.9.         Warranties                                        14
    Section 4.10.        Sublessee's Termination and Other Rights          14
    Section 4.11.        Sublessee's Work                                  15

ARTICLE V            Maintenance, Taxes and Insurance

    Section 5.1.         Maintenance and Modification of
                         Project                                           16
    Section 5.2.         Removal of Leased Machinery or Excluded
                         Property                                          20
    Section 5.3.         Taxes, Governmental Charges and
                         Utility Charges                                   20
    Section 5.4.         Insurance                                         21
    Section 5.5.         Applications of Insurance Proceeds                22
    Section 5.6.         Additional Insurance Provisions                   22
    Section 5.7.         Advances by Sublessor                             22


                                       (i)

                                                                           Page
                                                                           ----

ARTICLE VI           Damage, Destruction and Condemnation

    Section 6.1.         Damage and Destruction                            23
    Section 6.2.         Condemnation                                      24
    Section 6.3.         Condemnation of Excluded Property                 25
    Section 6.4.         Sublessee's Options                               25


ARTICLE VII          Special Covenants and Other Matters

    Section 7.1.         Sublessee to Hold Municipality Harmless           26
    Section 7.2.         Right of Access                                   27
    Section 7.3.         Sublessor to Maintain its Corporate
                         Existence                                         27
    Section 7.4.         Release of Certain Land                           27
    Section 7.5.         Granting of Easements                             30
    Section 7.6.         Arbitrage Covenants                               30
    Section 7.7.         Compliance with Laws                              31
    Section 7.8.         Limitation of Obligations of
                         Municipality                                      31
    Section 7.9.         Consent and Other Actions of Sublessor
                         Under Lease                                       31
    Section 7.10.        Hazardous Waste                                   32

ARTICLE VIII         Assignment, Subleasing, Mortgaging, Selling,
                     Redemption, Prepayment and Abatement

    Section 8.1.         Assignment and Subleasing                         36
    Section 8.2.         Mortgaging                                        36
    Section 8.3.         Redemption of Bonds                               36
    Section 8.4.         Prepayment of Rents                               37
    Section 8.5.         Certain Rent Abatements                           37
    Section 8.6.         Installation of Sublessee's Property              37
    Section 8.7.         References to Bonds After Bonds Paid              38

ARTICLE IX           Default

    Section 9.1.         Sublessee's Events of Default                     38
    Section 9.2.         Remedies on Sublessee's Default                   39
    Section 9.3.         No Remedy Exclusive                               41
    Section 9.4.         Attorneys' Fees and Expenses                      41
    Section 9.5.         No Waiver Implied                                 42
    Section 9.6.         Sublessor's Default                               42


                                      (ii)

                                                                           Page
                                                                           ----

ARTICLE X            Options in Favor of Sublessee

    Section 10.1.        Options to Purchase                               43
    Section 10.2.        Option to Purchase or Right of First
                         Refusal                                           44
    Section 10.3.        Sublease Prior to Indenture                       47

ARTICLE XI           Miscellaneous

    Section 11.1.        Surrender of Project                              47
    Section 11.2.        Notices                                           48
    Section 11.3.        Binding Effect                                    48
    Section 11.4.        Severability                                      49
    Section 11.5.        Amounts Remaining in Bond Fund                    49
    Section 11.6.        Consents                                          49
    Section 11.7.        Amendments                                        49
    Section 11.8.        Recording                                         49
    Section 11.9.        Captions                                          49
    Section 11.10.       Counterparts                                      49
    Section 11.11.       Law Governing                                     50

EXHIBITS

    EXHIBIT A                                                              52
    EXHIBIT B                                                              54
    EXHIBIT C                                                              55
    EXHIBIT C-2                                                            57
    EXHIBIT D                                                              58


                                      (iii)

      THIS SUBLEASE dated as of June 9, 1995 between SSP COMPANY, INC., a Massachusetts corporation with its principal place of business located at 1162 Pittsford-Victor Road, Pittsford, New York 14534 (hereinafter called "Sublessor") and FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation with its principal place of business located at 1855 Boston Road, Wilbraham, Massachusetts 01095 (hereinafter called "Sublessee").

                              W I T N E S S E T H:

      In consideration of the mutual covenants of the parties and other good and valuable consideration, Sublessor and Sublessee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      The following terms used in this Sublease shall have the followings meanings:

      "Authority" means the Chicopee Industrial Development Financing Authority duly established by the Municipality pursuant to the Enabling Act.

      "Authorized Sublessor Representative" means the person at the time designated to act on behalf of the Sublessor by written certificate furnished to the Municipality and the Trustee containing the specimen signature of such person and signed on behalf of the Sublessor by the president or any vice president of the Sublessor. Such certificate may designate an alternate or alternates.

      "Authorized Municipal Representative" means the person at the time designated to act on behalf of the Municipality by written certificate furnished to the Sublessor and the Trustee containing the specimen signature of such person and signed by the chairman of its Authority. Such certificate may designate an alternate or alternates.

      "Authorized Sublessee Representative" means the person at the time designated to act on behalf of the Sublessee by written certificate furnished to the Sublessor, the Municipality and the Trustee containing the specimen signature of such person and signed on behalf of the Sublessee by the president or any vice president of the Sublessee. Such certificate may designate a alternate or alternates.

      "Bonds" means the City of Chicopee, Massachusetts Industrial Development Revenue Bonds (S. S. Pierce Company Project) of all series from time to time authenticated and delivered pursuant to the Indenture identified as such in Sections 202 and 208 of the Indenture.

      "Bond Fund" means the fund created by Section 502 of the Indenture.

      "Building" means all of the structures constructed or to be constructed on the Leased Land.

      "Commencement Date" means the date which is seven (7) days following the Completion Date, as hereinafter provided in Section 4.8.

      "Construction Fund" means the fund created by Section 602 of the Indenture.

      "Construction Period" means the period between July 10, 1979 and the Completion Date.

      "Enabling Act" means Chapter 40D of the General Laws of The Commonwealth of Massachusetts, as amended from time to time.

      "Excluded Property" means any real or personal property, including, without limitation, structures, machinery, equipment, furniture and fixtures, and whether in the nature of additions, modifications or improvements, previously, now or hereafter constructed upon or installed in the Project by the Sublessor or Sublessee with its own funds, without expense to the Municipality, and not out of Bond proceeds. Excluded Property shall not include: property constructed or acquired by application of any payment by the Sublessor pursuant to Section 4.6 of the Lease, insurance proceeds pursuant to Section 7.1 of the Lease or condemnation awards pursuant to Section 7.2 of the Lease; substitutions for Leased Machinery made pursuant to Section 6.2 of the Lease; repairs, renewals and replacements required by clause (ii) of Section 6.1 of the Lease; any addition, modification or improvement which would render the Project less suitable to its continued operation than if such addition, modification or improvement had not been made; and any addition, modification or improvement, the removal of which would impair the effective use of the Project as a manufacturing facility either (a) comparable to the Project immediately prior to the making of such addition, modification or improvement, or (b) at least as valuable as it would have been had such addition, modification or improvement not been made. All Excluded Property located on the Leased Land shall be and remain identified as such by a writing affixed thereto. All property located on the Leased

Land and not so identified shall be presumed to be the property of the Municipality and to be part of the Project.

      "Friendly Work" means the work described in Exhibit C attached hereto and made a part hereof, together with such changes and additions as the Sublessor and Sublessee may mutually agree.

      "Indenture" means the Mortgage and Indenture of Trust executed in connection with the Bonds between the Municipality and the Trustee, recorded with the Hampden County Registry of Deeds at Book ____, Page ____, and all amendments and supplements thereto.

      "Independent Counsel" means any counsel approved by the Municipality, the Sublessor and the bondholders but who is not a full-time employee of any of them.

      "Independent Engineer" or "Independent Architect" means an engineer, architect or engineering or architectural firm registered and qualified to practice engineering or architecture under the laws of Massachusetts and approved by the Municipality and Sublessor but who is not a full-time employee of either of them.

      "Industrial Development Facility" shall have the meaning given to it by the Enabling Act.

      "Lease" means that certain Lease dated as of September 1, 1979, by and between the City of Chicopee, Massachusetts, acting by and through its Industrial Development Financing Authority as Lessor, and S.S. Pierce Company, predecessor-in-interest to Sublessor as Lessee, and any amendments and supplements thereto which have been approved by Sublessee in its sole and absolute discretion.

      "Lease Term" means the duration of the leasehold estate created by the Lease.

      "Leased Land" means the real estate described in Exhibit A hereof, together with all additions thereto, improvements thereto (other than structures) and substitutes therefore.

      "Leased Machinery" means those items of machinery, equipment and related property required by the Lease to be acquired with proceeds from the sale of Bonds or the proceeds of any payment by the Sublessor pursuant to Section 4.6 of the Lease, which items are described in Exhibit B of the Lease, together with any item of machinery, equipment and related property acquired or installed in substitution therefore pursuant to Sections 4.1, 6.1, 6.2, 7.1 and
7.2 of the Lease.

      "Municipality" means The City of Chicopee, Massachusetts. When exercising authority granted by Massachusetts General Laws, Chapter 40D, the Municipality shall act or be deemed to have acted by and through its Authority (unless the context otherwise requires), and its successors and assigns.

      "Net Proceeds" when used with respect to any insurance or condemnation award, means the proceeds from the award for damage to the Project (excluding the Excluded Property) remaining after payment of all reasonable expenses of the Trustee and Sublessee (including attorneys' fees and the reasonable fees and expenses of the Trustee) incurred in the collection of such proceeds.

      "Outstanding" when used in connection with the Bonds has the meaning defined in the Indenture.

      "Parent Corporation" means the common parent corporation in any "parent-subsidiary controlled group" in which the Sublessor or Sublessee is a "component member" as such terms are used and defined in Section 1563 of the Internal Revenue Code of 1954 and applicable regulations issued thereunder, as the same may be amended from time to time.

      "Permitted Encumbrances" means:

      (a) Easements, rights-of-way, servitudes, zoning laws, use regulations, other similar reservations, rights and restrictions and other minor defects and irregularities in title, none of which materially lessens the value of the Project or materially impairs the use thereof for the purposes held by the Sublessee or the interest of the Sublessor;

      (b) The right reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or provisions of law to terminate such right, power, franchise, grant, license or permit or to condemn, appropriate, recapture and designate a purchaser of the Project;

      (c) Any liens for taxes, assessments and other governmental charges and any liens of mechanics, materialmen and laborers for work or services performed or materials furnished in connection with the Project which are not due, or are being contested at the time by appropriate legal proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Project or any interest therein to satisfy the same, provided that the Sublessor or Sublessee, as the case may be, shall have complied herewith dealing with the contest of any tax, assessment, other governmental charge or lien;

      (d) The easements, rights-of-way, encroachments, encumbrances, or other irregularities in the title, if any, set forth in Exhibit B hereto; and

      (e) The Lease, the Sublease and the Indenture and any rights granted thereby.

      "Project" means the Leased Land, the Buildings, the Leased Machinery and the Excluded Property, as they may be from time to time.

      "Project Supervisor" means the project supervisor or supervisors who at the time shall have been designated as such pursuant to Section 4.7 of the Lease.

      "Seneca Work" means that work described in Exhibit C attached hereto and made a part hereof, together with such changes, additions or deletions as the Sublessor and Sublessee may mutually agree.

      "Specifications" means, collectively, those specifications incorporated into a construction agreement between the Sublessor and Edward O'Leary Construction Company dated July 23, 1979, the "Construction Agreement", and all contract documents, plans and specifications related to the implementation thereof, together with such changes and additions as the Sublessor may have requested and the Municipality approved.

      "Sublease" means this Sublease and amendments and supplements thereto.

      "Sublessee" means Friendly Ice Cream Corporation, a Massachusetts corporation, its successors and assigns and any surviving, resulting or transferee corporation meeting the requirements of Section 8.1 of this Sublease.

      "Sublessor" means SSP Company, Inc., a Massachusetts corporation, successor-in-interest to S. S. Pierce Company, a Massachusetts Corporation, its successors and assigns and any surviving, resulting or transferee corporation meeting the requirements of Section 8.3 of the Lease.

      "Sublessor Construction Period" means the period between the date of execution hereof and the Completion Date.

      "Substantial Completion Date" means the date of Substantial Completion of the Seneca Work as that date shall be certified as provided in Section 4.8 hereof.

      "Trustee" means the trustee or the cotrustee or both at the time serving as such under the Indenture.

                                   ARTICLE II

                                 REPRESENTATIONS

      SECTION 2.1. Representations by the Sublessor. The Sublessor represents that:

            (a) To the best of its knowledge and belief, Sublessor has received no written notice of any pending, threatened or contemplated action by any government or private authority, agency or entity having the power of eminent domain, which might result in any part of the Project being taken by condemnation or conveyed in lieu thereof. Sublessor shall, promptly upon receiving any such notice of any such contemplated or threatened action, give Sublessee written notice thereof;

            (b) To the best of its knowledge and belief, Sublessor has received no written notice from any governmental authority, agency, entity or employee (any or all of the foregoing "Governmental Authority") of any pending proceedings to (i) change, rezone or down-zone the existing zoning classification as to any portion of the Project, or (ii) to revoke, rescind or terminate any existing certificate of occupancy, business license or other permits required in connection with the use or occupancy of the Project proposed by Sublessee;

            (c) To the best of its knowledge and belief, Sublessor has not received notice from any Governmental Authority that the Project or any portion thereof is in violation of any law, ordinance, order, regulation or governmental requirement (collectively, "Governmental Requirements") including, without limitation, matters relating to zoning, construction, fire protection, environmental requirements, building code, health code, housing code, public accommodations and accessibility codes (including, without limitation, the Americans With Disabilities Act (the "ADA") and M.G.L. c. 22, ss. 13A, and regulations promulgated pursuant to each of the foregoing), subdivision, traffic, flood control, fire safety, or notice from any insurance company or public authority of the existence of any condition or situation or Governmental Requirements or violation thereof which requires work to be done to cure an unsatisfactory condition with respect to the Project or which could result in a termination of insurance coverage or an increase in its costs. All licenses, permits, approvals and consents required in connection with the construction of the Project and the Seneca Work (including without limitation all Permits described in Section 4.5 hereof) have been duly issued, or will be issued in due course, by the appropriate Governmental Authority or private authority and are in full force and effect;

            (d) Other than the Lease, there are no leases, occupancy agreements, service agreements, management agreements, or other agreements, contracts or understandings relating to the Project to which Sublessor is a party that will be binding on Sublessee or the Property on or after the date of this Sublease (The parties acknowledge that the Sublessor is a party to the so-called "Kraft Termination Agreement" which relates to the Property);

            (e) There are no actions, suits or proceedings pending or, to the best of its knowledge and belief, threatened in writing before or by any judicial, administrative or union body or any arbiter or any Governmental Authority, against the Sublessor or the Project which affect title to the Project or the Sublessor's leasehold estate, or the right or power of the Sublessor to enter into or carry out its obligations under this Sublease, and there are no insurance or condemnation awards or settlements pending and no proceeds are due from any insurance company or condemnation authority with respect to the Project;

            (f) Sublessor is not a "foreign person" as that term is defined in the Internal Revenue Code of 1986, as amended, and the Regulations promulgated pursuant thereto;

            (g) Sublessor has not created any liens on the Project during the Lease Term, except for the Indenture and the Lease and shall not create any lien on the Project or any right it might have under this Sublease after the date of this Sublease;

            (h) All utility services, including water, sewer, gas, electricity and telephone, are being supplied to the Project by a public utility and that there are no unpaid fees or assessments for these services or charges for making connections. All utility bills and charges are current and have been and will be paid up to the Commencement Date;

            (i) Sublessor is solvent, has not filed any petitions in bankruptcy, has not had any petitions in bankruptcy filed against it which have not been dismissed and has not made an assignment for the benefit of its creditors;

            (j) Sublessor has never made an assignment for the benefit of creditors, filed a petition in bankruptcy, been adjudicated insolvent or bankrupt, petitioned a court for the appointment of a receiver of or trustee for it or any substantial part of its property, commenced any proceeding under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, and there is not presently pending against the Sublessor, any proceeding of the nature described in this sentence. No order for relief has been entered with respect to Sublessor under the Federal Bankruptcy Code;

            (k) Provided that the assent of the Municipality, the holders of the Bonds and the Trustee is obtained as provided in the Indenture, the execution, delivery and performance of this Sublease in accordance with the terms hereof and all other documents executed and delivered by Sublessor hereunder, compliance with the terms hereof, the occupancy and operation of the Project by Sublessee for the purposes contemplated by Sublessee, and the rights and remedies provided herein, do not and will not conflict with, or cause a violation of the Indenture, the Bonds, or documents executed in connection therewith, the organizational documents of Sublessor, or any other agreement binding on Sublessor or the Project;

            (l) Sublessor is a corporation duly organized, existing and in good standing under the laws of The Commonwealth of Massachusetts and has authority to enter into this Sublease and to carry out its obligations contemplated herein, and the Sublessor and the person signing this Sublease on behalf of the Sublessor have, by proper corporate action, been duly authorized to execute and deliver the same and carry out the Sublessor's obligations hereunder;

            (m) No default, or event which with the giving of notice, passage of time or otherwise, exists under the Lease, the Bonds, the Indenture, or the documents executed in connection therewith, and throughout the Sublease Term Sublessor shall take all action necessary to prevent the occurrence of any such default or event thereunder;

            (n) No improvements to the Project have been made or do any circumstances exist which adversely affect the exemption from federal income taxes of interest on the Bonds and the Bonds are not "arbitrage" bonds;

            (o) No amounts are due to the Municipality or the Trustee on account of any matter whatsoever except for basic rent payments due pursuant to
      Section 5.2 of the Lease. Without limiting the generality of the foregoing, all amounts due to the Trustee and any paying agents on the Bonds pursuant to said Section 5.2 have been paid in due course, and no tax fund is being collected pursuant to Section 5.2 of the Lease;

            (p) Sublessor will provide to the Municipality and Trustee all such information and notices which it is required to furnish pursuant to the Lease, and shall provide copies of all of the same to Sublessee concurrently with furnishing the same to the Municipality or Trustee. Additionally, Sublessor shall provide within fifteen (15) days of receipt to Sublessee, copies of documents and notices which it receives from the Municipality or the Trustee pursuant to the Lease; and

            (q) Sublessor has good and marketable title to the leasehold estate in the Project (excluding the Excluded Property as to which it has good and marketable title in fee simple) and has good and sufficient rights to all means of access thereto and egress therefrom, including without limitation the right to use for all purposes the public ways as are used in the City of Chicopee;

            (r) At all times during the Sublease Term, Sublessor shall comply promptly and in good faith with all of its obligations under the Lease, the Bonds, the Indenture and the documents executed in connection with any of the foregoing, and shall take all action or refrain from taking action as necessary or appropriate under the foregoing in order to enable Sublessee to exercise its rights hereunder and to secure to Sublessee the rights provided to it herein. Without limiting the generality of the foregoing, Sublessor agrees that it shall not make any modification to the Lease, the Bonds, the Indenture or the documents executed in connection therewith at any time during the Sublease Term;

            (s) None of the Bonds, the Indenture or the documents executed in connection therewith contain any limitation or condition to the exercise by Sublessor of its options provided in Article XI of the Lease, except for payment of the amount due under the Bonds and other amounts to the Trustee as described in Article X of the Sublease;

            (t) Sublessor shall provide to Sublessee notice of all actions it takes with respect to the Lease, the Bonds, the Indenture or any other documents executed in connection therewith, including, without limitation, notice of any prepayments thereunder.

            Sublessor hereby acknowledges and agrees that the representations and warranties contained in this Article II and elsewhere in this Sublease are true, accurate and complete in all material respects as of the date hereof and shall be true, accurate and complete in all material respects as of the Commencement Date, and, to the extent that the same are provided herein as continuing representations and warranties, shall be true, accurate and complete in all material respects throughout the Sublease Term.

      SECTION 2.2. Representations by the Sublessee. Sublessee represents that:

            (a) The Sublessee is a corporation duly organized, existing and in good standing under the laws of The Commonwealth of Massachusetts and has power to enter into this Sublease and by proper corporate action has been duly authorized to executed and deliver this Sublease.

            (b) Neither the execution and delivery of this Sublease, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Sublease conflicts with or results in a breach of the terms, conditions or provisions of any corporate restriction or any agreement or instrument to which the Sublessee is now a party or by which it is bound, or constitutes a default under any of the foregoing.

            (c) Sublessee is solvent, has not filed any petitions in bankruptcy, has not had any petitions in bankruptcy filed against it which have not been dismissed and has not made an assignment for the benefit of its creditors.

            (d) Sublessee has never made an assignment for the benefit of creditors, filed a petition in bankruptcy, been adjudicated insolvent or bankrupt, petitioned a court for the appointment of a receiver of or trustee for it or any substantial part of its property, commenced any proceeding under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, and there is not presently pending against the Sublessee, any proceeding of the nature described in this sentence. No order for relief has been entered with respect to Sublessee under the Federal Bankruptcy Code.

            (e) It will use the Project as permitted under the Lease.

      Sublessee hereby acknowledges and agrees that the representations and warranties contained in this Article II and elsewhere in this Sublease are true, accurate and complete in all material respects as of the date hereof and shall be true, accurate and complete in all material respects as of the Commencement Date, and, to the extent that the same are provided herein as continuing representations and warranties, shall be true, accurate and complete in all material respects throughout the Sublease Term.

                                   ARTICLE III

                                 DEMISING CLAUSE

     SECTION 3.1 Demise. In consideration of the rents and covenants herein stipulated to be paid and performed and upon the terms contained herein, the Sublessor leases the Leased Land, commonly known as 1045 Sheridan Street, Westover Industrial Park, Chicopee, Massachusetts, and described in Exhibit A attached hereto and made a part hereof, the Building, the Leased Machinery and the Excluded Property (if any), all of which is hereafter referred to as the "Project" to the Sublessee, and the Sublessee leases the Project from the Sublessor.

      SECTION 3.2. Consent. Notwithstanding anything contained in this Sublease to the contrary, in the event that the Municipality, the Bondholders or the Trustee refuses to consent to the Sublease or any of their consents is not reasonably acceptable to the Sublessor or the Sublessee, then each party shall have the right to terminate this Sublease by written notice given to the other no later than thirty (30) days after the Municipality, the Bondholders or the Trustee refuse to consent or give such consent which is not reasonably acceptable and in the event Sublessee has incurred any out-of-pocket expenses in the performance of Friendly's Work, such expenses shall be reimbursed by the Sublessor within ten (10) days of demand by the Sublessee.

      SECTION 3.3. Title Insurance. Sublessee shall have the right to obtain, review and approve, in its sole and absolute discretion, at its sole cost and expense, an original policy of title insurance for the Project, together with copies of the encumbrances reflected thereon (the "Title Policy"). In the event the Title Policy is not received by Sublessee within thirty (30) days of the date of this Sublease, then Sublessee shall have the right to terminate this Sublease upon fifteen (15) days' written notice to Sublessor. If there are title defects which have occurred since the issuance of Lawyers Title Insurance Company Policy No. 82-79-027005 to Sublessor that would prevent the Sublessor from subleasing the Project to Sublessee and which would materially adversely affect Sublessee's use and occupancy of the Project and the exercise of Sublessee's rights and obligations under the Sublease, then Sublessor agrees that it shall cure such defaults, at its sole cost and expense, by June 30, 1995.

                                   ARTICLE IV

                             SUBLEASE TERM AND RENTS

      SECTION 4.1. Sublease Term. The initial term of this Sublease shall be approximately nine (9) years and three (3) months commencing on the Commencement Date and ending on August 31, 2004 (the "Sublease Term").

      SECTION 4.2. Rents. The Sublessee agrees to pay as basic rent ("Basic Rent") for use of the Project the aggregate of the amounts for which provision is made in this Section:

            (a) Sublessee shall pay as Basic Rent the monthly sum of Twenty-Two Thousand Five Hundred Sixty-Six and 50/100 ($22,566.50) Dollars payable on the first day of each and every month in advance commencing on the day which is ninety-one (91) days following the Completion Date and continuing during the first five years of the Sublease Term. The Sublessee shall pay Twenty-Six Thousand Nine Hundred Twenty-Five and 94/100 ($26,925.94) payable on the first day of each and every month in advance during the remainder of the Sublease Term. Rent for a fractional month at the beginning or end of the Sublease Term shall be prorated on a per diem basis. If any part of such Basic Rent is not paid within fifteen (15) days from the date the same shall be due, Sublessee shall pay a late charge of three (3%) per cent of such unpaid rent, which late charge shall be deemed to be additional rent.

            (b) The Sublessee agrees to pay to the appropriate party, or otherwise to Sublessor, when due, or otherwise assume and pay, all other costs of maintaining and


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

      operating the Project, including taxes, assessments on the Sublessee's interest in the Project, real estate taxes, or excises as provided in
      Section 8 and 20 of the Enabling Act, but specifically excluding (i) any costs related to the principal, interest or premium on the Bonds, all amounts due to the Trustee for its annual fee or for extraordinary services rendered or extraordinary expenses incurred by it, and all expenses of the paying agent as required pursuant to the Lease, and (ii) other expenses or obligations of Sublessor hereunder (including, without limitation, those set forth in Article V hereof), all of which costs, expenses and obligations listed in this subsection 4.2(b)(i) and (ii) Sublessor covenants and agrees to pay.

      If the Sublessee should fail to make any of the payments required in this Section, and such failure shall continue past the period for cure thereof provided in Article IX hereof, the item or installment so in default shall continue as an obligation of the Sublessee until the amount in default shall have been fully paid, and the Sublessee agrees to pay the same with interest thereon at the rate of ten per cent (10%) per annum commencing with the expiration of such cure period and continuing until paid. If the Sublessee fails to pay real estate taxes when due, the Sublessor or the Municipality, at the direction of the Bondholders, may pay the same and add the cost to rent and may require the Sublessee thereafter to pay each month an amount equal to one-twelfth of the annual real estate taxes as reasonably estimated by the Sublessor.

      SECTION 4.3. Place of Payments. The Basic Rent provided for in Section 4.2 shall be paid directly to the Sublessor. In the event Sublessee sends three notices of default pursuant to this Sublease to Sublessor in any twelve (12) month time period, or in the event that Sublessor defaults in the payment of any monetary payment due under the Lease, Sublessee shall have the right, at its option, to pay Ten Thousand Three Hundred Sixty-Three and 68/100 ($10,363.68) Dollars of Basic Rent and monthly payments of real estate taxes if required pursuant to the provisions of the last paragraph of Section 4.2 above on a monthly basis directly to the Trustee for the account of the Sublessor and deposited in the Bond Fund (the "Sublease Bond Payment"). The remainder of the Basic Rent payments (the "Remainder Lease Payment"), e.g. Twelve Thousand Two Hundred Two and 82/100 ($12,202.82) Dollars per month for the first five years of the Sublease Term, and Sixteen Thousand Two Hundred Eighty-Nine and 26/100 ($16,289.26) Dollars for the remainder of the Sublease Term shall be paid directly to the Sublessor, as provided in this Sublease. The payments provided for in

Subsection 4.2(b) shall be paid directly to the person entitled to receive the same.

      SECTION 4.4. Net Sublease; Nonterminability. This Sublease is a net sublease and, except as otherwise expressly provided herein, any present or future law to the contrary notwithstanding, shall not terminate, nor shall the Sublessee be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any Basic Rent, additional rent or other sum payable hereunder. The Sublessee may, at its own cost and expense and in its own name or in the name of the Municipality or Sublessor, prosecute or defend any action or proceeding or take any other action involving third persons which the Sublessee deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event the Sublessor hereby agrees to cooperate fully with the Sublessee and to use reasonable efforts to cause the Municipality to cooperate and to take all action necessary to effect the substitution of the Sublessee for the Municipality or Sublessor in any such action or proceeding if the Sublessee shall so request.

      SECTION 4.5. Sublessor's Work. In addition to the obligation of Sublessor contained in Article V, as part consideration for entry into this Sublease, Sublessor shall perform certain work at its expense on behalf of Sublessee which work and expenses are as more particularly set forth in the Work Letter attached as Exhibit C (the "Seneca Work"). This Sublease is contingent upon the Sublessee obtaining the Certificate of Occupancy (the "C.O."). Sublessor agrees to use its best efforts to cooperate with Sublessee in obtaining its C.O. The Sublessor agrees that it will cause the Seneca Work to be completed, and the equipment, fixtures and machinery described therein to be acquired and installed in the Building, all in accordance with the provisions of Exhibit C attached hereto and made a part hereof. All costs and expenses of performing the Seneca Work shall be paid in full by Sublessor.

      SECTION 4.6. Definition of Substantial Completion. "Substantial Completion" of the Seneca Work shall be deemed to occur on the date on which (a) the Seneca Work has been completed in full, excluding only such items (herein called "punch list items") which can be performed without causing any material inconvenience to Sublessee in its relocation to the Project and its proposed use and occupancy thereof and the conduct of its business therein (Sublessee recognizes that the failure to remove the storage tanks by the Substantial Completion Date will not cause a material inconvenience to Sublessee); and (b) all permits have been issued in connection with such Work.

      SECTION 4.7. Notice of Substantial Completion. Sublessor shall give Sublessee at least seven (7) days' prior written notice of the anticipated date of Substantial Completion of the Seneca Work.

      SECTION 4.8. Completion Date. The Completion Date shall be evidenced to the Sublessee by a certificate signed by the Sublessee's Authorized Representative who, for these purposes, will be an engineer stating that, except for work to be done to complete the Seneca Work and amounts to be paid for the punch list items which are not then due and payable in accordance with the contracts therefor; (i) Substantial Completion of the Seneca Work has been achieved in accordance with Exhibit C; (ii) all other facilities necessary in connection with the Seneca Work have been constructed, acquired and installed in accordance with Exhibit C; (iii) the Leased Machinery and the Excluded Property have been installed and/or repaired as contemplated by Exhibit C, are in good, sound operating condition and are suitable and sufficient for the efficient operation of the Project as contemplated by Sublessee; and (iv) all labor, services, materials and supplies used in connection with the foregoing have been paid for in full, and all other costs and expenses incurred in connection with the foregoing have been paid for in full, and containing a list of the punch list items and certifying that the punch list items comply with the requirements of Section 4.6 above. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which may exist at the date of such certificate or which may subsequently come into being.

      SECTION 4.9. Warranties. Sublessor agrees that it will use its best efforts to obtain warranties for parts, labor and services to be provided in connection with the Seneca Work which are assignable to Sublessee, and shall assign them to Sublessee at the Commencement Date. At the request of the Sublessee, Sublessor will join as a nominal party in any action or proceeding relating to default of any contractor, subcontract, supplier or surety under any contract made in connection with the Seneca Work or the breach of any such warranty thereunder.

      SECTION 4.10. Sublessee's Termination and Other Rights. In the event that
(a) Substantial Completion of the Seneca Work has not been achieved on or before June 30, 1995 (provided that in the event that Substantial Completion is not achieved on or before such date as a result of the default of Sublessee, then the same may be extended by the number of days by which such default of Sublessee actually delays Substantial Completion; or (b) final completion of the punch list items has not been achieved on or before thirty (30) days following the date of Substantial Completion, then in any such event, Sublessee shall have the right at Sublessee's option, by giving ten (10) days' prior written notice to Sublessor at any time thereafter, to (i) complete all the Seneca Work, in which case 120% of the reasonable cost thereof may be deducted by Sublessee from all Basic Rent and other charges due hereunder; (ii) to terminate this Sublease, in which case all obligations of the parties hereunder shall cease and this Sublease will be void and of no further force and effect, and any amounts paid by Sublessee to Sublessor pursuant to Exhibit C, or in connection with the occupancy of the Project, shall promptly be refunded to Sublessee; or (iii) in the event of failure to achieve Substantial Completion as provided herein only, to require Sublessor to pay to Sublessee the amount set forth below in this Section 4.10. The parties hereby acknowledge and agree that in the event that the Substantial Completion Date does not occur on or before June 30, 1995 (as the same may be extended as provided above), Sublessee will suffer substantial loss, damage and expense as a result of its inability to consolidate its operations at the Project, and that such damages, although substantial, are incapable of exact calculation. In recognition thereof, Sublessor agrees that in the event that Substantial Completion does not occur on or before such date, Sublessor shall promptly pay to Sublessee for each day during which such delay in achieving Substantial Completion continues the sum of One Thousand Two Hundred Fifty Dollars ($1,250.00) per day. Such amount shall be paid by Sublessor to Sublessee weekly, and in the event that Sublessor does not make any such payment, Sublessee shall have all rights and remedies provided hereunder or under applicable law or in equity, including, without limitation, the right to deduct all such sums from Basic Rent and other charges due hereunder. Sublessor agrees that Sublessee may exercise the remedies provided in this Section 4.10 successively and from time to time and that election of one remedy shall not preclude election of a different remedy or remedies by Sublessee at a later time.

      SECTION 4.11. Sublessee's Work. In addition to the obligations of Sublessee contained in Article V, Sublessee shall perform work at the expense of Sublessor on behalf of Sublessor, as more particularly set forth in Exhibit C-1 (the "Friendly Work"). Sublessor and Sublessee have agreed that Sublessor shall pay to Sublessee the amount of One Hundred Seventeen Thousand Dollars

($117,000.00) ("Seneca's Payment") which shall be paid by Sublessor to Sublessee upon execution of this Sublease by both parties. In the event, during the performance of the Friendly Work or the Seneca Work, hidden and/or latent defects are discovered or additional work is required to bring the Project into compliance with all applicable Governmental Requirements ("Additional Work"), then Sublessor or Sublessee as the case may be, as provided in Article V of this Sublease, shall immediately perform such Additional Work at the its own cost and expense. Sublessor shall evidence its Acceptance of Sublessee's Work by a certificate signed by the Sublessor's Authorized Representative, who, for these purposes, will be an engineer stating that Sublessee's Work has been achieved in accordance with Exhibit C-1. Sublessee's Work shall be completed within one hundred and eighty (180) days of the execution of this Sublease (provided that in the event such date is not achieved as a result of the default of Sublessor, then the same may be extended by the number of days by which such default delays such Work.

                                    ARTICLE V

                        MAINTENANCE, TAXES AND INSURANCE

      SECTION 5.1. Maintenance and Modification of Project.

            (a) The Sublessee agrees that it will at its own expense (i) keep the Project in a safe condition and (ii) subject to the provisions of
      Article V hereof, and reasonable wear and tear, casualty, damage caused by default of Sublessor hereunder or by act or neglect of Sublessor, the Municipality, or those claiming by, through or under the Sublessor or the Municipality, and circumstances beyond Sublessee's reasonable control, keep the Building and the Leased Machinery in good repair and in good operating condition, making from time to time all necessary repairs thereto. Sublessee shall be responsible for performing, at its sole cost and expense, all ongoing and preventative maintenance of the Project, including electrical testing and maintenance of all main electrical and motor controls, testing of all back flow prevention devices, all testing required by all applicable Governmental Requirements and all maintenance of all blacktop and concrete surfaces at the Project. Sublessee shall keep and maintain repair and maintenance records as is customary for such components of the Project. In the event that any test or the engineer as provided below indicates that any repair or replacement is necessary, Sublessor shall immediately perform such work at its sole cost and expense unless it is reasonably determined that such repair or replacement is necessary solely due to an act or omission of Sublessee, in which case the repair or replacement shall be immediately performed by Sublessee at its sole cost and expense. The Sublessee may, also at its own expense, make from time to time any additions, modifications, improvements or enlargement to the Project (in this Section 5.1 termed improvements) which it may deem desirable for its business purposes, without the consent of the Sublessor, provided that the costs of any single such addition, modification, improvement or enlargement does not exceed Fifty Thousand Dollars ($50,000) and they do not reduce the value, adversely affect the structural integrity or change the nature of the Project to the extent that it would not constitute an Industrial Development Facility. Any other addition, modification, improvement or enlargement may only be made with the consent of the Sublessor, which consent shall not be unreasonably withheld or delayed. All improvements shall comply with all applicable Governmental Requirements. All improvements to the Building or Leased Machinery (other than Excluded Property or improvements or equipment which is installed by or at the request of Sublessee collectively, "Sublessee's Property") which are located within the Leased Land or are attached to the Leased Machinery shall become a part of the Project. Improvements constituting Sublessee's Property may be removed by the Sublessee at any time and from time to time, and any damage to the Project occasioned thereby shall be repaired by the Sublessee at its expense, provided Sublessor provides written notice to Sublessee within thirty (30) days of the earlier of (i) any inspection of the Project which reveals that there is damage that needs to be repaired and that is Sublessee's responsibility hereunder; or (ii) the termination of this Sublease. The Sublessee shall not permit any liens except Permitted Encumbrances to remain against the Project for labor or materials furnished in connection with any improvements, repairs, renewals or replacements made by it; but the existence of any lien in respect thereof shall not constitute a violation of this sentence if payment therefor is not yet due and payable or if Sublessee posts a bond in connection with such lien.

            The Sublessee shall not be required to pay, discharge or remove any mechanics', or other lien or encumbrance or any other imposition or charge against the Project or any part thereof, so long as the Sublessee shall, after prior written notice to the Sublessor, at the Sublessee's expense, contest the same in good faith by appropriate proceedings which shall operate to prevent the enforcement of the contested lien, encumbrance or other imposition or charge. Such contest may be made in the name of the Municipality, Sublessor or of the Sublessee or all as the Sublessee shall determine, and the Sublessor agrees that it will, at the Sublessee's expense, cooperate with the Sublessee to such extent as the Sublessee may reasonably request. Pending any such proceeding the Sublessor shall not have the right to pay, remove or cause to be discharged the tax, lien, assessment, encumbrance, imposition or charge thereby being contested.

            (b) The Sublessor agrees that it will at its own expense promptly repair any damage to the Project and make any replacements or renewals thereof which are (i) necessary as a result of any act or neglect of the Sublessor or the Municipality or any persons claiming by, through or under them; (ii) required to maintain the Project in a safe and sound condition and which are not otherwise the responsibility of Sublessee pursuant to the provisions of Section 5.1(a) above; and/or (iii) necessary to conform the condition of the Project to the provisions of Article II and Exhibit C hereof, or to cure any breach of any representations or warranties contained herein existing as of the Commencement Date, or, as to any continuing representations or warranties, existing at any time during the Sublease Term.

            (c) Provided that such work is not required as a result of the negligence or wilful misconduct of Sublessee, Sublessor shall be responsible for performing, at its sole cost expense, all work required in connection with any component of the Project which becomes worn out and needs replacement, including the roof, all exterior and interior walls, the structural integrity of the facilities at the Project, all equipment not installed by Sublessee (including the FLEXAIRE heater, the HVAC equipment and the boiler), the sprinkler system (but not replacement of heads, which shall be the responsibility of the Sublessee), all underground and drainage pipes, all blacktop and concrete surfaces (due to age, weather conditions or circumstances beyond the control of either party) and all future repairs and replacements dictated by Governmental Requirements. In the event the Sublessor and Sublessee are unable to reach agreement within a fifteen (15) day time period from notice of one party to the other that a certain repair or replacement is necessary (whether discovered by either party or through testing or any other source), then each party shall designate an engineer within ten (10) days of the termination of the fifteen (15) day period. The two engineers shall, within thirty (30) days after the designation of the second engineer, make the determination in writing of the necessity of such repair or replacement and give notice thereof to each other and to the Sublessor and Sublessee. Such two engineers shall have fifteen (15) days after the receipt of notice of each other's determination to confer with each other and to attempt to reach agreement. If such engineers shall concur in such a determination, they shall give notice thereof to Sublessor and Sublessee that such concurrence shall be final and binding upon Sublessor and Sublessee. In the event the two engineers are not able to reach an agreement, they shall designate a third engineer, who shall make such a determination of the necessity of such repair and replacement within fifteen (15) days of designation, and such determination shall be final and binding upon Sublessor and Sublessee. In the event such work is necessary, Sublessor shall immediately commence performing such work and shall use due diligence to complete such work in a timely manner. All fees and expenses charged by the engineers shall be borne equally by Sublessor and Sublessee.

            (d) The Sublessor warrants that (i) the refrigeration equipment will maintain a temperature of -20(degrees)F at 95 degrees Fahrenheit in the freezer area at all times, including, but not limited to, if there is a failure of some of the refrigeration equipment which requires such equipment to be repaired or replaced and that it will run using a Freon refrigerant (coolant); (ii) the freezer and cooler areas will accept a layout in the freezer of two deep storage and single deep storage; product can be stored four high and two pallets wide, each pallet upright will carry 20,000 lbs. of weight; the weight of the truck with pallets to be used in the rack system will be approximately 12,000 lbs., all as shown on Exhibit D attached hereto and made a part of this Sublease; the cooler and freezer floors will not be damaged or impacted in any way as a result of the temperature in the freezer area provided the Sublessee does not exceed the designed specifications of 5,000 lbs. per square inch; and (iii) as of the Commencement Date, there is a new roof over the freezer area and all of the roof leaks have been fixed and there are no leaks; (iv) as of the Commencement Date, all of the walls are structurally sound; (v) as of the Commencement Date, the two (2) fuel pumps or the one split fuel pump with two nozzles (either of which will have a total forty (40) gallon per minute flow-rate capacity) it is relocating will be capable of pumping diesel fuel from the new underground diesel fuel tank it is installing and that such pumps are operational and meet all Governmental Requirements;
      (vi) as of the Commencement Date, all the battery charging equipment, except for the existing disconnects, have been removed; (vii) as of the Commencement Date, the sprinkler system flow has been checked and put in certified operation and condition; (viii) as of the Commencement Date, all of the oil and other materials which have been spilled down the floor drains in the garage has been removed, and all gas and oil leaks have been repaired; (ix) as of the Commencement Date, all lighting in the cooler and dry warehouse will be at specifications of 50 foot candles at 3 feet, which was Sublessor's original facility design specification; (x) the telephone system hardware (control box and instruments) has been removed; and (xi) that at the garage floor and battery charging drain-out areas have been traced and identified by Sublessor and given to Sublessee or that certified blueprints showing the completion of such work has been drafted and given to Sublessee. Sublessee shall have thirty (30) days after the execution of the Completion Date, to notify Sublessor of any failure of it to fully perform as to Items (vi), (vii), (ix), (x) and (xi) and if such notice is not given, Sublessee waives any rights hereunder.

      SECTION 5.2. Removal of Leased Machinery or Excluded Property. The Sublessee shall not be under obligation to renew, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary Leased Machinery or Excluded Property. If the Sublessee in its reasonable discretion determines that any items of Leased Machinery or Excluded Property have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Sublessor shall, at it's sole cost and expense, remove such items from the Leased Land and replace such items by other machinery or related property free of all liens and encumbrances (other than Permitted Encumbrances) having equal or greater utility and the same function in the operation of the Project). All such substituted machinery or related property shall become a part of the Leased Machinery or Excluded Property, as the case may be.

      SECTION 5.3. Taxes, Governmental Charges and Utility Charges. The Sublessee shall pay, as the same become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any machinery or other property installed or brought by the Sublessee therein or thereon, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project and all assessments and charges lawfully made by governmental body for public improvements that may be secured by lien on the Project. In no event shall Sublessee be required to pay any taxes levied upon or with respect to Sublessor's or the Municipality's receipts, income or profits. Sublessor agrees that it shall provide promptly to Sublessee any notices of any taxes to be paid by Sublessee pursuant to this paragraph and, notwithstanding the foregoing provisions of this Section 5.3, Sublessee shall not be deemed to be in default hereunder if it pays the same within ten (10) business days following receipt thereof. In the event that Sublessor does not provide the same to Sublessee at least ten (10) business days before the date on which the same are due, and provided Sublessee pays the amount thereof as provided herein or contests the same in the manner provided in the next succeeding paragraph, Sublessor shall pay all penalties and expenses resulting from such delay in forwarding the same to Sublessee. Sublessee agrees that it shall provide promptly to Sublessor any notices it receives of any taxes which are due and payable.

      The Sublessee may, at its expense and in its own name and behalf, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, if, during such period, enforcement of such contested item is effectively stayed. The Sublessor shall cooperate and shall use reasonable efforts to cause the Municipality to cooperate as a nominal party with the Sublessee in any such contest if necessary under law. Nevertheless, if the Sublessee shall fail to pay any of the foregoing items required by this section to be paid by the Sublessee, the Sublessor shall pay the same. Any amounts so advanced therefor by the Sublessor shall become an additional obligation of the Sublessee hereunder, together with interest thereon at the rate of ten per cent (10%) per annum from the date thereof. Anything to the contrary notwithstanding, it is agreed that the Sublessee shall not challenge any tax on the ground that the property so taxed is owned by the Municipality, it being the intent of this section that the Sublessee shall be taxed on all of the property constituting the Project as if it were the owner thereof.

      SECTION 5.4. Insurance. The Sublessee will maintain the following insurance on the Project:

            (a) Insurance against loss by fire, lightning and other risks from time to time included under "extended coverage" policies, in amounts not less than the greater of the amount of the Bonds, or eighty percent of the actual replacement value of the Building, exclusive of foundations and excavations, subject to a deductible provision not greater than Two Hundred and Fifty Thousand Dollars ($250,000).

            (b) General public liability insurance against claims for bodily injury, death or property damage occurring on, in or related to the occupancy or operation of the

      Project, in the minimum amounts of $500,000 for bodily injury and death to any one person, $1,000,000 for any one accident, and $1,000,000 for property damage. The Sublessee may elect to self-insure any or all of this exposure provided that excess insurance is purchased in amounts which, when added to the self-insurance amount, shall be not less than the minimum required by this Section, should the self-insurance amount be lower.

            (c) Workers' compensation insurance to the extent required by law and to the extent necessary to protect the Municipality and the Project against workers' compensation claims.

            (d) Such other insurance, in such amounts and against risks, as is commonly obtained in the case of property similar in use of the Project.

      Such insurance shall be written by companies of nationally recognized financial standing legally qualified to issue such insurance. The policies described in Sections 5.4(a) and (b) shall name as loss payees or additional insureds, as appropriate, the Municipality, Sublessee, Sublessor and the Trustee as their interests appear. Any such insurance may be maintained pursuant to a blanket policy of insurance, provided that insurance required to be maintained pursuant to Section 5.4(a) shall allocate to the Project the amount of insurance required pursuant to such Section.

      SECTION 5.5. Applications of Insurance Proceeds. The Net Proceeds of insurance required by paragraph 5.4(a) hereof shall be applied as provided in
Section 6.1 hereof. The Net Proceeds of the insurance required by paragraphs 5.4(b) and (d) hereof shall be applied toward satisfaction of the liability with respect to which such proceeds were paid.

      SECTION 5.6. Additional Insurance Provisions. Every insurance policy maintained pursuant to Section 5.4 hereof (other than general public liability or workmen's compensation policy) shall bear a first mortgagee endorsement in favor of the Trustee. Every policy referred to in paragraph (a) of Section 5.4 shall provide that it will not be canceled except after twenty (20) days' written notice to the Municipality and the Trustee and that it shall not be invalidated by any act or neglect of the Municipality or the Sublessor.

      Sublessee shall deliver to Sublessor original or duplicate policies or certificates of insurers evidencing the existence of all insurance which is required to be maintained by Sublessee hereunder, such delivery to be made (i) promptly after the execution and delivery hereof and
(ii) within 30 days prior to the expiration of any such insurance. The Sublessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 5.6 unless the Municipality, Sublessor and Sublessee are named insureds therein, with loss payable as provided herein. The Sublessee shall immediately notify the Municipality, Sublessor and the Trustee whenever any such separate insurance is obtained and shall deliver to the Trustee and Sublessor the policies or certificates evidencing the same.

      SECTION 5.7. Advances by Sublessor. If the Sublessee shall fail to maintain the insurance coverage required by this Sublease, to keep the Project in a reasonably safe condition, or to keep the building and the Leased Machinery in good repair and good operating condition, all as required to be done by Sublessee herein, Sublessor may (but shall be under no obligation to) take out the required policies of insurance and pay the premiums on the same or make the repairs, renewals and replacements. All amounts so advanced by the Sublessor shall become an additional obligation of the Sublessee, together with interest thereon at the rate of ten per cent per annum from the date thereof.

                                   ARTICLE VI

                      DAMAGE, DESTRUCTION AND CONDEMNATION

      SECTION 6.1. Damage and Destruction. If the Project is destroyed or damaged by fire or other casualty, the Sublessee shall promptly give written notice thereof to the Sublessor. Unless the Sublessee shall exercise its option to purchase the Project pursuant to the provisions of Section 10.2 hereof, all Net Proceeds of insurance resulting from such claims together with the amount of the deductible (the "Deductible") shall be paid to and held by the Trustee in a separate trust account, and (i) the Sublessee shall promptly repair, build or restore the property damaged or destroyed to substantially the same condition as it existed prior to such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Sublessee and as will not impair the value, operating utility or productive capacity or the character of the Project as an Industrial Development Facility; and (ii) the Trustee shall apply so much as may be necessary of the Net Proceeds and Deductible of such insurance to payment of the costs of such repair, rebuilding or restoration as the work progresses. If the Net Proceeds plus the Deductible are not sufficient to pay in full the estimated costs of such repair, rebuilding or restoration, and provided that Sublessee has maintained the insurance required by Section 5.4(a) hereof, the Sublessor shall promptly deposit with the Sublessee in escrow that portion of the cost thereof in excess of the amount of the Net Proceeds and Deductible, and the Sublessee shall use the same to complete such repair, rebuilding or restoration. If the Net Proceeds and the Deductible are not sufficient to pay in full the cost of such repair, rebuilding or restoration as a result of a failure of Sublessee to maintain the insurance required by Section 5.4(a) hereunder, the Sublessee shall nevertheless complete the work thereof and pay that portion of the costs thereof in excess of the amount of the Net Proceeds and Deductible. Neither the Sublessee nor the Sublessor shall, by reason of the payment of such excess costs, be entitled to any reimbursement from the Municipality, the Trustee or the holders or owners of the Bonds or any abatement or diminution in Basic Rent hereunder (except as expressly provided in this Section 6.1 or Section 9.6 hereof) or rent under the Lease. The balance of the Net Proceeds and the Deductible remaining after payment of all the costs of such repair, rebuilding or restoration shall be paid into the Bond Fund. Until Substantial Completion of such repair, rebuilding or restoration, all Basic Rent and other charges payable by Sublessee hereunder shall be abated as follows: all proceeds of any rent interruption insurance shall be applied to the payment of Sublessee's obligations hereunder, first to the payment of all Basic Rent and other amounts due to the Municipality pursuant to the Lease and thereafter any amounts remaining shall be allocated to the payment of the remaining Basic Rent and other charges payable hereunder. Provided that all amounts due under the Lease have been paid in full, all other amounts due under this Sublease shall be abated in proportion to the extent of the damage. If a dispute arises between Sublessor and Sublessee concerning the amount of damage or destruction and costs associated therewith and Sublessor and Sublessee cannot agree within fifteen (15) days after notice to Sublessor to resolve said dispute, Sublessor and Sublessee shall jointly submit their dispute to binding arbitration before the American Arbitration Association under the Commercial Rules of Arbitration. This arbitration shall be submitted to a single arbitrator.

      SECTION 6.2. Condemnation. If title to, or the temporary use of, the Project or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Sublessee shall promptly give written notice thereof to the Sublessor. Unless the Sublessee shall exercise its option to purchase the Project pursuant to the provisions of

Section 10.2 or 6.4 hereof, all Net Proceeds of any award resulting from such taking shall be paid to and held by the Trustee in a separate trust account; and
(i) the Sublessee shall promptly repair, rebuild or restore the remaining property to substantially the same condition as it existed prior to such taking, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Sublessee and as will not impair the value, operating utility or productive capacity or the character of the Project as an Industrial Development Facility; and (ii) the Trustee shall apply so much as may be necessary of the Net Proceeds of such award of the costs of such repair, rebuilding or restoration as the work progresses. If the Net Proceeds are not sufficient to pay in full the costs of such repair, rebuilding or restoration, Sublessor shall deposit with the Trustee that portion of the estimated cost thereof in excess of the amount of the Net Proceeds and Sublessee shall be entitled to use the same to complete such repair, rebuilding or restoration. Sublessor shall not, by reason of the payment of such excess costs be entitled to any reimbursement from the Sublessee, Municipality, the Trustee or the holders or owners of the Bonds. All Basic Rent and other charges due from Sublessee hereunder shall be abated during such repair, rebuilding or restoration in an amount which is proportionate to the damage to the Project, and, upon completion of such repair, rebuilding or restoration shall be permanently abated in proportion to the impairment to the value, operating utility or productive capacity or character of the Project. Any balance of such Net Proceeds remaining after payment of all the costs of such repair, rebuilding or restoration shall be paid into the Bond Fund. The Sublessor shall cooperate, and shall cause the Municipality to cooperate fully as a nominal party with the Sublessee in the handling and conduct of any prospective or pending condemnation proceeding with respect to the Project or any part thereof and shall, to the extent it may lawfully do so, permit the Sublessee to litigate any such proceeding in the name and behalf of the Sublessor and the Municipality. In no event shall the Municipality or Sublessor voluntarily settle, or consent to the settlement of, any prospective or pending condemnation proceeding with respect to the Project or any part thereof without the written consent of the Sublessee.

      SECTION 6.3. Condemnation of Excluded Property. Sublessee shall be entitled to the Net Proceeds for damages to or takings of Excluded Property, for damage to or interruption of Sublessee's business or operations, moving expenses, damage to the value of its leasehold or its leasehold improvements, or Sublessee's Property, and any other amounts specifically awarded to Sublessee by the taking authority.

      SECTION 6.4. Sublessee's Options. Notwithstanding anything contained in this Sublease to the contrary, however, in the event of damage or destruction to the Project which Sublessee reasonably estimates will require more than six (6) months to repair, or which is not required to be covered by insurance hereunder, or in the event of a taking of the entire Project or any part of the parking thereon, access thereto or any part of the freezer or loading components of the Project, or that materially and adversely affect Sublessee's use, then, notwithstanding the provisions of this Section, Sublessee shall have the right to purchase the Project as provided in said Article X or to terminate this Sublease, by giving written notice to Sublessor no later than thirty (30) days following the occurrence of the damage, casualty or taking, as the case may be, specifying the date of purchase or termination. In the event that Sublessee elects to purchase the Project, the same shall occur as provided in Article X, provided further that all of the Net Proceeds shall be used to redeem the Bonds as provided hereunder and any balance remaining thereafter shall be paid to and be the sole property of Sublessee. In the event that Sublessee elects to terminate this Sublease, this Sublease and all obligations of the parties arising after the date of termination shall terminate and shall be void and without further recourse to the parties hereto, and the Net Proceeds shall be disbursed as provided in the Lease. Notwithstanding anything else contained to the contrary in this Sublease, Sublessor acknowledges and agrees that:

      (a) Solely in the event of damage, destruction or taking as set forth in
Section 6.4 below, the option rights provided in Section 10.2(a) and this
Section 6.4 (or in any other section hereof which references such Sections), shall, at Sublessee's option, be superior to the right of first refusal set forth in Section 10.2(b) hereof, and can be exercised for the price set forth in said Section 10.2(a) whether or not a Sale Contract then exists and whether or not Sublessee has exercised its right of first refusal as provided in Section 10.2(b), provided that Sublessee otherwise complies with the terms and conditions hereof, and

      (b) In the event that Sublessee exercises its option or right of first refusal rights as provided in Section 10.2 hereof and following the giving of notice but prior to the closing as provided therein, a damage, destruction or taking as described in this Section 6.4 occurs, Sublessee shall be entitled to elect to purchase the Project as provided in this Section 6.4 by giving written notice thereof to Sublessor as provided herein.

                                   ARTICLE VII

                       SPECIAL COVENANTS AND OTHER MATTERS

      SECTION 7.1. Sublessee to Hold Municipality Harmless. The Sublessee agrees to indemnify the Municipality and the Sublessor against any and all claims and expenses as a result of any action or omission of the Sublessee hereunder. Without limiting the generality of the foregoing, the Sublessee releases the Municipality from, agrees that the Municipality shall not be liable for, and agrees to hold the Municipality harmless against, any loss or damage to property or any injury to or death of any person that may be occasioned by the Sublessee or anyone acting under the Sublessee pertaining to the Project or the use thereof. Notwithstanding the foregoing, however, there is expressly excluded from this indemnity any claims, costs, expenses, liability or damage, including without limitation any loss or damage to property or any injury to or death of any person, which is a result of the default of Sublessor hereunder or under the Lease, or any other act or neglect of the Sublessor or anyone claiming by, through or under Sublessor, and the Municipality shall look solely to the Sublessor for indemnification with respect to any of the same.

      Sublessor agrees to indemnify Sublessee against any and all claims, damages, losses, and expenses occurring as a result of any act or omission of the Sublessor or any default of the Sublessor hereunder. Without limiting the generality of the foregoing, Sublessor releases Sublessee from, agrees that the Sublessee shall not be liable for, and agrees to hold the Sublessee harmless against, any loss or damage to property or any injury to or death of any person that may be occasioned by the Sublessor or anyone acting under the Sublessor pertaining to the Project or the use thereof, or any breach by Sublessor of any of its representations or warranties hereunder.

      Sublessee agrees to indemnify Sublessor against any and all claims, damages, losses, and expenses occurring as a result of any act or omission of the Sublessee or any default of the Sublessee hereunder. Without limiting the generality of the foregoing, Sublessee releases Sublessor from and agrees that the Sublessor shall not be liable for, and agrees to hold the Sublessor harmless against, any loss or damage to property or any injury to or death of any person that may be occasioned by the Sublessee or anyone acting under the Sublessee pertaining to the Project or the use thereof, or any breach by Sublessee of any of its representations or warranties hereunder.

      SECTION 7.2. Right of Access. Sublessee agrees that the Authorized Municipal Representative, the Trustee, the Sublessor and their duly authorized agents shall have the right at all reasonable times to enter upon the Leased Land and to examine and inspect the Project on at least one (1) day's notice except in the event of an emergency. During such access to the Project, all commercially reasonable measures shall be taken to minimize interference with Sublessee's use of the Project. The Sublessee further agrees that the Municipality, the Trustee, the Sublessor and their duly authorized agents shall have such rights of access to the Leased Land as may be reasonably necessary for the proper maintenance of the Project in the event of failure by the Sublessor or Sublessee to perform their respective obligations under Article V hereof, and Sublessor shall have such rights of access to the Leased Land as may be reasonably necessary for the proper performance for its obligations pursuant to said Article V.

      SECTION 7.3. Sublessor to Maintain its Corporate Existence. Sublessor agrees that it will maintain its existence as a corporation in good standing under the laws of the Commonwealth of Massachusetts, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit any other corporations to consolidate with or merge into it without the consent of the Bondholders, provided that the Bondholders' consent shall not be required if the transferee, if a transfer of assets, or the surviving entity, if a consolidation or merger, becomes fully liable for Sublessor's obligations hereunder, and if such transferee or surviving entity has a financial strength and net worth immediately after the transfer or merger which is substantially equal to that of the Lessee immediately before.

      SECTION 7.4.  Release of Certain Land.

            (a) Notwithstanding any other provision of this Sublease, and provided that the provisions of Section 7.4(d) hereof are met, the Sublessee reserves the right, at any time and from time to time, to amend this Sublease, and the Sublessor agrees to cause the Lease to be correspondingly amended in accordance with the provisions of Section 8.5 hereof, for the purpose of releasing from this Sublease and the leasehold estate created hereby and from the Lease and the leasehold estate created thereby one or more of the following portions of the Leased Land:

                  (i) any unimproved part of the Leased Land (on which neither any Buildings nor Leased Machinery is located but on which roads or transportation, utility or parking facilities may be located) on which (1) the Municipality proposes to construct improvements for lease to the Sublessor which in turn shall be leased by the Sublessor to the Sublessee or any subsidiary or affiliated corporation thereof under a different lease or (2) the Sublessee proposes to construct improvements for use in connection with the Project but which are or may be separated from the Project; or

                  (ii) Any part of the Leased Land with respect to which it is proposed to grant an easement or convey a fee or other title to a railroad or other public or private carrier or to any public utility or public body in order that transportation or utility services for the Project may be provided, increased or improved.

            (b) If at the time any such amendment is made any of the Bonds are Outstanding there shall be deposited with the Trustee by the Sublessor and/or the Sublessee, as the case may be:

                  (i) A copy of such amendment to each of the Lease and the
            Sublease as executed; and

                  (ii) A certified resolution of the Authority stating that the
            Municipality is not in default under any of the provisions of the Indenture and the Sublessor is not, to the knowledge of the Municipality, in default under any of the provisions of the Lease; giving an adequate legal description of that portion of the Leased Land to be released; stating the purpose for which the Municipality desires the release; stating that the improvements which will be constructed or the facilities and services which will be provided, increased or improved will be such as will promote the continued use of the Project as an Industrial Development Facility within the Municipality and requesting such release;

                  (iii) A certified resolution of the Sublessor approving such amendments to the Lease and the Sublease and a statement by the president or any vice president of Sublessor that the Sublessor is not in default under any of the provisions of the Lease;

                  (iv) A statement by the president or any vice president of
            Sublessee that the Sublessee is not in default under any of the provisions of this Sublease;

                  (v) A copy of any agreement wherein the Sublessor or Sublessee
            (as the case may be) agrees to construct improvements on the portion of the Leased Land to be released and Sublessor and Sublessee agree to lease and sublease, respectively, the same and a copy of the instrument by which the necessary parties convey title to the Leased Land to be released;

                  (v) A certificate of an Independent Engineer who is acceptable to the Trustee and the Bondholders, dated not more than sixty (60) days prior to the date of the release and stating that, in the opinion of such Engineer: the portion of the Leased Land so proposed to be released is necessary or desirable for the purposes specified in paragraph 7.4(a)(i) or 7.4(a)(ii) hereof; and the proposed release will not impair the usefulness of the Project, alter the nature of the Project as an Industrial Development Facility, destroy the means of ingress thereto and egress therefrom or materially reduce the value thereof.

            (c) No release effected under this Section shall entitle the Lessee to any abatement or diminution of the rents payable under this Lease. Provided that the Leased Land so released pursuant to the provisions of this Section 7.4 is subleased to the Sublessee as contemplated by Section 7.4(a)(i) above, such release effected under this Section shall not entitle the Sublessee to an abatement or diminution of the amounts payable hereunder.

            (d) Notwithstanding the foregoing provisions of this Section 7.4, Sublessee acknowledges and agrees that in the event the proposed release pursuant to Section 7.4(a)(i) above would materially adversely affect the utility or value of the Leased Land or the Building, the consent of the Sublessor to any such release shall be required, which consent shall not be unreasonably withheld.

      SECTION 7.5. Granting of Easements. If no Event of Default shall have happened and be continuing, and provided that the same will not materially adversely affect the value of the Leased Land and the Building, and provided further, subject to the consent of Sublessor, which consent shall be given provided that the provisions in this Section 7.5 have been met, the Sublessee may at any time or times grant easements, licenses, rights-of-way (including the dedication of public highways) and other rights or privileges in the nature of easements with respect to the Leased Land, free from the lien of the Indenture, or the Sublessee may release existing easements, licenses, rights-of-way and other rights or privileges with or without consideration, all at the cost and expense of Sublessee. The Sublessor agrees that it shall execute and deliver and will cause and direct the Municipality and the Trustee to execute and deliver any instrument necessary or appropriate therefor upon receipt of:

            (i) A copy of the instrument of grant or release;

            (ii) A written application signed by the Sublessee requesting such instrument; and

            (iii) Acertificate executed by the Sublessee, to the effect that such grant or release is not detrimental to the conduct of the business of the Sublessee and such grant or release will not impair the effective use or interfere with the operation of the Project and will not materially adversely affect the value of the Leased Land or the Building.

      SECTION 7.6. Arbitrage Covenants. Each of the Sublessor and Sublessee covenants that it will not make, or request or permit the Trustee or the Municipality to make, any use of the proceeds of the Bonds or of any moneys on deposit to the credit of any of the funds created and established by the Indenture, which may be deemed to be proceeds of the Bonds pursuant to Section 103(d) of the Internal Revenue Code of 1954 and the applicable regulations thereunder which, if such use had been reasonably expected on the date of issuance of the Bonds, would have caused the Bonds to be "arbitrage bonds" within the meaning of said Section and said regulations. The Sublessor and Sublessee further covenants that it will comply with the requirements of said Section and said regulations, as the same may be amended from time to time, so long as any Bonds remain Outstanding (as defined in the Indenture).

      SECTION 7.7. Compliance with Laws. The Sublessor shall comply with all Governmental Requirements relating to the Project in the performance of its obligations hereunder, including, without limitation, its obligations described in Articles IV and V and Exhibit C attached hereto. Sublessee shall comply with all Governmental Requirements relating to the Project in performing its obligations hereunder and in using the Project for the purposes intended by Sublessee, but the foregoing shall in no way lessen, alter or otherwise affect Sublessor's obligations and liabilities under Sections 4.07(e), 7.01 and 7.02 of the Asset Purchase Agreement dated April 7, 1986.

      SECTION 7.8. Limitation of Obligations of Municipality. The Sublessee recognizes that nothing contained in this Sublease, the Lease or in the Indenture shall in any way obligate the Municipality to raise any money by taxation or use other public funds for any purpose in relation to the Project. Further, the Sublessee recognizes that neither the Municipality nor the Authority promise to pay any debt or meet any financial obligation to any person at any time in relation to the Project except (1) from moneys received or to be received under the provisions of the Lease or of the Indenture or derived from the exercise of the Municipality's rights under the Lease or the Indenture, other than moneys received for its own purposes, or (2) as may be required by law.

      In the exercise of the powers of the Municipality and its officers under the Lease and the Indenture, including, without limitation, the application of moneys, the investment of funds, the letting or other disposition of the Project in the event of default by the Sublessor, or the pursuit of any remedy, the Municipality shall not be accountable to any holder of any of the Bonds, the Trustee, the Sublessor or the Sublessee for any error of judgment or for any action taken, or omitted to be taken, in good faith, by it, or by any person for whose conduct it is legally responsible. The Municipality and its officers shall be protected in its or their acting upon any paper or document reasonably believed by it or them to be genuine, and it and they may conclusively rely upon the advice of counsel and may, but need not, require further evidence of any fact or matter before taking any action.

      Section 7.9. Consent and Other Actions of Sublessor Under Lease. Sublessor expressly acknowledges and agrees that the Lease: (a) provides the Sublessor with the right to consent to certain acts or other matters; and (b) permits Sublessor to take or omit to take certain actions or to send certain notices. In the event that the Sublessee proposes to so consent or take or omit to take certain action or to send notice as provided in Section 7.9(a); or (b) above in the name of the Sublessor and the Municipality agrees with or is willing to permit or consent to the same, and provided further that the value of the Project and the rights and obligations of the Sublessor under the Lease which have not been assumed by Sublessee under this Sublease will not be materially adversely affected thereby, then in any such event Sublessor agrees that Sublessee shall the right to act in the name and on behalf of Sublessor under the Lease as provided in Section 7.9(a) and (b) above. Without limiting the generality of the foregoing, Sublessor agrees that it will consent to any of the same proposed by Sublessee and will cooperate with Sublessee in effecting the same. In the event that any such act, omission or other matter would not satisfy the requirements of this Section 7.9, then Sublessor shall have the right to approve any of the same, which approval shall not be unreasonably withheld or delayed.

      Section 7.10.  Hazardous Waste.

            (a) To the best of its knowledge and belief, Sublessor represents and warrants to Sublessee that as of the Commencement Date:

                  (i) except for any materials or substances which may be
            present as a result of the items as noted in Section 7.10(a)(x), no "hazardous material", "hazardous substance", "hazardous waste", "oil", "regulated substance", "toxic substance", "restricted hazardous waste", "special waste", or words of similar import as defined under any of the Governmental Requirements relating to environmental conditions existing on, under or emanating from the Project, or the generation, storage, transportation, utilization, disposal, management or release of any of the foregoing (collectively, "Environmental Requirements"), asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, flammable explosives, radioactive materials, any chemical, contaminant, solvent, material, pollutant or substance that may be dangerous or detrimental to the Project, the environment or the health or safety of the owners, lessees or occupants of the Project or any owners or occupants of any property near the Project, or any substance, the generation, storage, transportation, utilization, disposal, management, release or location of which is prohibited or otherwise regulated pursuant to any of the Environmental Requirements (collectively, "Hazardous Substances") has been or is currently generated, transported, utilized, disposed of, managed, released or located on, under or from the Project (whether or not in reportable quantities), except for de minimis releases typically associated with the use of certain portions of the Project for driving and parking motor vehicles, or has in any manner been introduced onto the Project, including, without limitation, the septic, sewage or other waste disposal systems serving the Project;

                  (ii) except for the presence of the tanks, as noted in Section
            7.10(a)(x), Sublessor does not have any knowledge of any threat of release of any Hazardous Substance on, under or from the Project;

                  (iii) Sublessor has not received any notice from any state or local authority having jurisdiction over the Project, the United States Environmental Protection Agency or any other Governmental Authority claiming that (1) the Project's use thereof violates any of the Environmental Requirements; or (2) the Municipality, the Trustee, the Sublessor or any of its employees or agents have violated any of the Environmental Requirements;

                  (iv) Sublessor has not incurred any liability to the
            Municipality, the United States of America or any other Governmental Authority under any of the Environmental Requirements;

                  (v) no lien against the Project has arisen under or related to any of the Environmental Requirements;

                  (vi) there are no actions or orders instituted, threatened, required or completed by any Governmental Authority or any claim made or threatened by any person against the Sublessor or the Project (or to the best of its knowledge and belief, the Municipality, the Trustee, or any other occupant, prior occupant or prior owner thereof), arising out of or in connection with any of the Environmental Requirements, or the assessment, monitoring, cleanup, containment, remediation or removal of, or damages caused or alleged to be caused, by any Hazardous Substances located on or under, or emanating from the Project, or generated, stored, transported, utilized, disposed of, managed or released by the Sublessor (whether or not on, under or from the Project) (as to either party the foregoing collectively, the "Environment Enforcement Actions");

                  (vii) Sublessor does not have any knowledge that any Hazardous
            Substance has been or is currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from any property located within a one-half mile of the Project ("Surrounding Property") in violation of, or allegedly in violation of any of, the Environmental Requirements;

                  (viii) Sublessor does not have any knowledge of any threat of release of any Hazardous Substance on, under or from any Surrounding Property;

                  (ix) Sublessor does not have any knowledge of any action or order instituted or threatened against any person by any Governmental Authority arising out of or in connection with the Environmental Requirements involving the assessment, monitoring, cleanup, containment, remediation or removal of or damages caused or alleged to be caused by (1) any Hazardous Substances generated, stored, transported, utilized, disposed of, managed, released or located on, under or from any Surrounding Property; or (2) the threat of release of any Hazardous Substance on, under or from any Surrounding Property; and

                  (x) there are two (2) underground storage tanks on or under the Project, one of which stores gasoline fuel, and one of which stores diesel fuel, both of which will be removed by Sublessor as part of Seneca's Work. Additionally, as part of Seneca's Work, Sublessor shall install a ten thousand (10,000) gallon underground tank which will store diesel fuel. Sublessor shall test the soil at or about the tank grave sites and if such tests demonstrate that leaks occurred, Sublessor shall perform necessary and reasonable remediation, all in compliance with all Governmental Requirements. Sublessor acknowledges and agrees that the representations and warranties contained in this Section 7.10(a) shall be true, accurate and complete in all material respects as of the date hereof, and as of the Commencement Date, as applicable, and at all times throughout the Sublease Term.

            (b) Until the Sublease Term expires or is earlier terminated, Sublessee represents and warrants that it shall not (i) generate, store or utilize (except to the extent, if any, the same are used in the ordinary course of using the Project as proposed by Sublessee, provided, however, that all such storage and utilization is done in compliance with all Environmental Requirements), transport, dispose of, manage, release or locate, or permit anyone claiming by, through or under Sublessee to generate, store, transport, utilize, dispose, manage, release or locate any Hazardous Substances on, under or from the Project, except for de minimis releases typically associated with the use of certain portions of the Project for driving and parking motor vehicles; or (ii) permit any lien arising under or related to any of the Environmental Legal Requirements to attach to the Project as a result of violation of any of its covenants provided in this Section 7.10(b)(i) above. Sublessee shall indemnify and hold Sublessor harmless against any and all costs, damages, claims, losses, liabilities and expenses arising or resulting from or occurring in connection therewith.

            (c) In the event of the violation by either Sublessor or Sublessee of its representations and warranties contained herein, the defaulting party shall immediately take all actions which are reasonably necessary to cure the same, including, without limitation, the assessment, monitoring, cleanup, containment, removal, remediation or restoration of the Project as may be required by applicable Environmental Requirements, and shall pay the cost of the same.

            (d) Sublessor represents and warrants to Sublessee that, except as expressly provided in Subsection 7.10(b) above, Sublessor shall be solely responsible for (i) the assessment, monitoring, cleanup, containment, remediation, removal or restoration of any Hazardous Substances generated, stored, transported, utilized, disposed of, managed, released or located in, on, under or from the Project; (ii) the release or threat of release of any Hazardous Substances in, on, under, or from the Project, or in, on, under or from any Surrounding Property which affects the Project; (iii) compliance with all Environmental Requirements governing the foregoing; and (iv) all costs, damages, claims, losses, liabilities and expenses caused or alleged to be caused to any person, property or interest by or as a result of any of the foregoing, or by a violation of any of its representations or warranties contained in this Section 7.10. In each such instance, Sublessor shall indemnify and hold Sublessee harmless against any and all costs, damages, claims, losses, liabilities and expenses arising or resulting from or occurring in connection therewith.

                                  ARTICLE VIII

                 ASSIGNMENT, SUBLEASING, MORTGAGING, SELLING,
                      REDEMPTION, PREPAYMENT AND ABATEMENT

      SECTION 8.1. Assignment and Subleasing. Except as expressly provided in this Article VIII, this Sublease may not be assigned, and the Project may not be subleased, as a whole or in part, without the prior written consent of the Sublessor, which consent shall not be unreasonably withheld but which is subject to the consent of the Municipality, the Trustee and the Bondholders. Notwithstanding the foregoing, however, no consent of any party shall be required in the event there is an assignment or subletting to a wholly-owned subsidiary or affiliate of Sublessee or to Sublessee's parent corporation or subsidiary or affiliate.

      SECTION 8.2. Mortgaging. The Municipality may mortgage all or any part of the Project and may assign its interest in and pledge the Lease and all moneys receivable under the Lease to the Trustee pursuant to the Indenture as security for payment of the Bonds. Each such mortgage, assignment or pledge shall be subject and subordinate to the Lease and this Sublease.

      SECTION 8.3. Redemption of Bonds. In connection with the exercise of any purchase options as provided to Sublessee in this Sublease, the Sublessor shall cause the Municipality, at the request at any time of the Sublessee and if the Bonds are by their terms then callable, shall forthwith take all acts required by the Indenture to effect the prompt redemption of all or such part of the Bonds, as may be specified by the Sublessee. It is understood that all expenses of such redemption shall be paid from money in the hands of the Trustee or by the Sublessee (subject to the Sublessee's right to receive a credit for all such amounts as provided in Article X hereof) and not by the Sublessor (unless the Sublessor, and not the Sublessee, has requested the redemption as provided in
Section 9.3 of the Lease) and not by the Municipality from its general funds. The Sublessor shall cause the Municipality to cooperate with the Sublessee in effecting any purchase of Bonds or application of funds pursuant to the provisions of the Indenture pertaining to the redemption of Bonds and to the application of Bonds to the satisfaction of payments made or to be made into the Bond Fund. Any pertinent certificate in connection therewith to be executed by or on behalf of the Municipality under the Indenture will contain such information as is reasonable required by the Sublessee.

      SECTION 8.4. Prepayment of Rents. In connection with the exercise of any purchase options as provided to Sublessee in this Sublease at any time the Sublessee (subject to the Sublessee's right to receive a credit for all such amounts as provided in Article X hereof) may prepay all or any part of the rents payable hereunder. In the event of any such prepayment, the portion of the prepayment which Sublessee designates as corresponding to the Sublease Bond Payments shall be paid by Sublessor (or shall be paid directly by Sublessee) to the Municipality to be applied as provided in the Indenture. In the event of a prepayment in full of the rent due under the Lease or a redemption of the Bonds at Sublessee's request, the rent payable hereunder shall be permanently abated by the amount of the Sublease Bond Payments.

      SECTION 8.5. Certain Rent Abatements. If at any time the aggregate moneys in the Bond Fund shall be sufficient to retire in accordance with the provisions of the Indenture all of the Bonds at the time Outstanding, and to pay all fees and charges of the Trustee and the paying agents for the Bonds due or to become due through the date on which the Bonds are due, under circumstances not resulting in termination of the Sublease Term, and whether or not the Lessee is in default under the Lease and whether or not the Sublease is in default hereunder, if such default will not result in failure to achieve the retirement of all of the Bonds in accordance with their terms (whether at or before maturity) or in nonfulfillment of any condition to this obligation, the Sublessee shall be entitled to use and occupy the Project from the date on which such aggregate moneys are in the hands of the Trustee, without the payment of that portion of Basic Rent which corresponds to the Sublease Bond payment hereunder during that interval (but otherwise on the terms and conditions hereof). If Bonds are to be retired prior to maturity, this Section is subject to the condition that such Bonds shall have properly been called for redemption on a date upon which they may be called for redemption under the Indenture, and the required notice of redemption shall have been given and the necessary funds properly deposited.

      SECTION 8.6. Installation of Sublessee's Property. The Sublessee may from time to time in its own discretion and at its own expense, construct, locate or install Sublessee's Property in or on the Project. All Sublessee's Property shall remain the sole property of the Sublessee, in which the Sublessor, the Municipality and the Trustee shall not have any interest, may be modified or removed at any time while the Sublessee is not in default hereunder after notice and beyond any applicable grace period and shall not be subject to the lien of the Indenture, provided, however, that any material damage to the Project occasioned by such removal shall be repaired at the Sublessee's expense; provided that Sublessor provides notice of such material damage to Sublessee within thirty (30) days of the termination of the Sublease; and, provided, further, that such modification or removal does not adversely affect the operation of the Project as an Industrial Development Facility.

      SECTION 8.7. References to Bonds After Bonds Paid. Upon payment in full of the Bonds or provision for payment thereof having been made and all fees and charges of the Trustee and paying agents, all references in this Sublease to the Bonds and the Trustee shall be ineffective and neither the Trustee nor the holders of any of the Bonds shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested and be unsatisfied.

                                   ARTICLE IX

                                     DEFAULT

      SECTION 9.1. Sublessee's Events of Default. The following shall be "events of default" of Sublessee under this Sublease:

                  (i) Failure by the Sublessee to pay the rents within five (5)
            days after receipt of written notice from Sublessor that such have not been paid when due under Section 4 hereof.

                  (ii) Failure by the Sublessee to observe and perform any
            covenant, condition or agreement of this Sublease or under any amendatory or supplemental subleases on its part to be observed or performed, other than as referred to in the previous paragraph (i), for a period of thirty (30) days after receipt of written notice, specifying such failure and in the event such breach cannot be cured during such time, then failure to cure the same within such additional time as may be reasonable to cure or correct such default with due diligence.

                  (iii) The dissolution or liquidation of the Sublessee or the filing by the Sublessee of a voluntary petition in bankruptcy, or failure by the Sublessee promptly to lift or stay any execution, garnishment or attachment of such consequence as will prevent it from carrying on its operations at the Project or adjudication (not set aside within sixty (60) days) of the Sublessee as a bankrupt, or assignment by the Sublessee for the benefit of its creditors, or the entry by the Sublessee into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Sublessee in any proceeding for its reorganization instituted under the provisions of the general Bankruptcy Act, as amended, or under any similar act which may hereafter be enacted.

                  (iv) If any representation or warranty made by the Sublessee herein or referenced herein shall fail to be true, accurate and complete in all material respects when made or at all relevant times during the

            Sublease Term, if the same is not cured within the period provided in Section 9.1 (ii) above.

      The foregoing provisions of this Section are subject to the following limitations: If by reason of force majeure the Sublessee is unable in whole or in part to carry out its agreements on its part herein contained, other than the obligations on the part of the Sublessee contained in Article IV (Rent) and Sections 5.3 (Taxes) and 5.4 (Insurance) hereof, the Sublessee shall not be deemed in default during the continuance of such inability the period within which such obligation is required to be performed and the cure period for any failure to perform the same shall be extended by the period during which the same continues. The term "force majeure" as used herein shall mean, without limitation, the following: act or omission of the Sublessor, acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States, The Commonwealth of Massachusetts, or the Municipality or of any of their departments, agencies, or officials, or of any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Sublessee. The Sublessee agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Sublessee from carrying out is agreements; except, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Sublessee, and the Sublessee shall not be required to make settlement of strikes, lockouts and other disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Sublessee unfavorable to the Sublessee.

      The Sublessor may grant extensions of time for the remedy of a default with the consent of the Municipality and the Trustee to the extent that the same is required pursuant to the provisions of the Lease.

      SECTION 9.2. Remedies on Sublessee's Default. Whenever any event of default referred to in Section 9.l hereof shall have happened and be continuing, the Sublessor may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the Sublessee only as they relate to the Project. Sublessor shall also be entitled to take any one or more of the following remedial steps to the extent necessary or appropriate to recover the rent and other amounts payable to the Sublessor under this Sublease in the event of any event of default occurring pursuant to the provisions of Section 9.1(i) above, but shall not be entitled to exercise any other rights or remedies hereunder unless and until the Municipality or the Trustee exercise their respective rights and remedies under the Lease or the Indenture as a result of such event of default of Sublessee which causes a default of Sublessor under the Lease and then only to the extent and in the manner so exercised by the Municipality or the Trustee:

                  (i) Provided that Sublessor uses reasonable efforts to re-let the Project as provided below, collect all installments of rent payable under Subsections 4.2(a) and 4.2(b) hereof for the remainder of the Lease Term to be on a monthly basis as the same become due and payable hereunder, after deducting therefrom the net proceeds of such reletting without the necessity of bring an action each month, anything to the contrary contained elsewhere in this Sublease, notwithstanding, Sublessor may re-enter the Project, including the Excluded Property, and take possession of the Project without terminating this Sublease and sublease the Project for the account of the Sublessee. Under no circumstances shall Sublessor be entitled to accelerate the Basic Rent or other charges payable by Sublessee hereunder unless (i) Sublessee files a petition in bankruptcy or
            (ii) the Municipality declares all of Sublessor's installments due and payable under the terms of the Lease due solely to an act or omission of Sublessee, but only as and to the extent and for so long as such amounts are accelerated thereunder.

                  (ii) Sublessor may terminate the Sublease Term, exclude the
            Sublessee from possession of the Project and use its best efforts to sublease the Project to another for the account of the Sublessee, holding the Sublessee liable for all rent and other payments due up to the effective date of such subleasing and for the excess, if any, of the rent and other amounts payable by the Sublessee under this Sublease, had the Sublease Term not been terminated, over the rents and other amounts which are paid by such new Sublessee under such new Sublease as provided in subsection (i) above.

                  (iii) Sublessor may take whatever action at law or in equity may appear necessary or desirable to collect rents due, or to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Sublessee hereunder including without limitation, if the same has continued beyond any applicable cure period, the right but not the obligation, to cure any and all of the same hereunder, and to expend such moneys and perform such other acts as are in Sublessor's sole discretion necessary or appropriate to cure the same applicable cure periods.

      Any amounts collected pursuant to action taken under this Section, including any proceeds from leasing other disposition of all or any part of the Project, shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture, or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), shall be paid to the Sublessor.

      While any Bonds are Outstanding and except as provided in Section 1002 of the Indenture, Sublessor shall not exercise any of the remedies on default without having first advised the Municipality and the Trustee in writing what remedy it proposes to exercise. If the Sublessor receives no written objection from the Trustee or the Municipality as to the prudence of such remedy within ten days after such advice, it may exercise the remedy indicated therein for breach of any obligation described in Section 9.1(i) above, but shall not otherwise proceed to exercise any remedy with respect to any other event of default without satisfying the provisions of Section 9.2 above.

      SECTION 9.3. No Remedy Exclusive. No remedy herein conferred upon or reserved to either party is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Sublease or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

      SECTION 9.4. Attorneys' Fees and Expenses. If either party should default under any of the provisions hereof and the nonbreaching party should employ attorneys or incur other expenses for the collection of rent or the enforcement or performance or observance of any obligation or agreement on the part of the defaulting party herein contained, the defaulting party agrees that it will on demand therefor pay to the nonbreaching party the reasonable fee of such attorneys and such other expenses so incurred by the nonbreaching party, together with interest thereon at the rate of ten per cent (10%) per annum from the date incurred until paid.

      SECTION 9.5. No Waiver Implied. If any agreement contained herein should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

      SECTION 9.6. Sublessor's Default. The following shall constitute a default of Sublessor under this Sublease:

                  (i) Failure by the Sublessor to observe and perform any
            covenant, condition or agreement of the Sublessor under the Lease.

                  (ii) Failure by the Sublessor to observe and perform any
            covenant, condition or agreement of the Sublessor under the Sublease, (x) with respect to any monetary default for a period of five (5) days following the receipt of written notice specifying such failure, or (y) for any nonmonetary default, for a period of thirty (30) days after receipt of written notice specifying such failure, and in the event such breach cannot be cured during such time, then such additional time as may be reasonable to cure or correct such default with due diligence, except that in the event the default relates to the performance of the freezer, and so long as the default is not caused by the negligence or wilful misconduct of Sublessee, it must be cured within three (3) days of receipt of written notice.

                  (iii) The dissolution or liquidation of the Sublessor or the filing of the Sublessor of a voluntary petition or bankruptcy, or failure by Sublessor promptly to lift or stay any execution, garnishment or attachment of such consequence as will prevent it from carrying out its obligations hereunder or adjudication (not set aside within sixty (60) days of the Sublessor's bankruptcy) or assignment by the Sublessor for the benefit of its creditors, or the entry by Sublessor into an agreement or composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Sublessor in any proceeding for its reorganization instituted under the provisions of the

            General Bankruptcy Act, as amended, or under any similar act which may hereafter be enacted.

                  (iv) Any representation or warranty made by the Sublessor
            herein or referenced herein shall fail to be true, accurate and complete in all material respects when made or at all relevant times during the Sublease Term, if the same is not cured within the period provided in Section 9.6(ii) above.

The foregoing provisions of this Section 9.6 are subject to the following limitations: (a) if by reason of force majeure as defined in Section 9.1 above (provided that reference to act or omission of Sublessee therein shall for purposes of this Section 9.6 be deemed to refer to act or omission of Sublessor), Sublessor is unable in whole or in part to carry out its agreements on its part herein contained, other than any monetary obligations of Sublessor contained herein, the Sublessor shall not be deemed in default during the continuance of such inability and the period within which such obligation is required to be performed and the cure period for any failure to perform the same shall be extended by the period during which the same continues; and (b) in the event that such default of Sublessor is proximately caused in material part by an Event of Default by Sublessee hereunder, then no such default of Sublessor shall exist to the extent and only to the extent that the same is proximately caused by such Event of Default.

Whenever any Sublessor default referred to in this Section 9.6 above has continued beyond applicable cure periods, Sublessee shall have the right, but not the obligation to cure any and all of the same hereunder and/or under the Lease, and shall be entitled to expend such moneys and perform such other acts as are in Sublessee's sole discretion necessary or appropriate to cure the same, and Sublessee shall be entitled to deduct the reasonable cost thereof (including, without limitation, reasonable attorney's fees) from all rents and other charges payable by Sublessee hereunder. In the event that the Lease is terminated as a result of any such Sublessor default thereunder which is not so proximately caused by default of Sublessee hereunder or in the event of a default of Sublessor thereunder which cannot be reasonably cured by Sublessee, Sublessee shall be entitled to terminate this Sublease and in the event the Lease is terminated, enter into a direct lease with the Municipality on all of the terms and conditions of the Lease and all rights and obligations of the parties hereunder and of the Sublessor under the Lease shall terminate and be of no further force and effect. In the event Sublessor fails to cure any default beyond any applicable cure period, Sublessee shall have the right, but not the obligation, to terminate this Sublease and all of the rights and obligations of the parties hereunder shall terminate and be of no further force and effect.

                                    ARTICLE X

                          OPTIONS IN FAVOR OF SUBLESSEE

      SECTION 10.1. Options to Purchase. The Sublessee shall have the option to purchase as provided in Sections 6.2 and 6.4 hereof, or this Article X below.

      SECTION 10.2. Option to Purchase or Right of First Refusal.

            (a) At any time during the first eighteen (18) months of the Sublease Term, the Sublessee shall have the option to purchase Sublessor's rights under Sections 11.2 and 11.3 of the Lease to purchase the Project and thereupon Sublessor shall cause the Project to be conveyed to Sublessee simultaneously with the purchase of such rights, either by means of a direct transaction between the Municipality and the Sublessee or by a purchase of the Project in which Sublessee is designated as it nominee to take title, or by other means as Sublessee shall reasonably specify. In each event, the closing of the transaction shall occur subject to the conditions and in the manner provided in this Section 10.2. In the event the option is exercised, Sublessee shall pay Sublessor Two Million Four Hundred Thousand and 00/100 ($2,400,000.00) Dollars, less any amounts set forth in this Article X. Said option shall be exercised by Sublessee by giving written notice to Sublessor on or before the expiration of eighteen
      (18) full calendar months following the Commencement Date, and specifying a date for purchase which shall be not less than sixty (60) days nor more than one hundred five (105) days from the date such notice is mailed, and the purchase of the Project shall occur simultaneously with the purchase of Sublessor's option rights. Sublessor shall promptly give all such notices, make all such arrangements, and do all such acts, all at such times, as shall be necessary or appropriate to enable the conveyance of the Project to occur simultaneously with the purchase of Sublessor's option rights. In the event that Sublessor does not take or does not timely take all such action and/or any other impediment to closing at such time exists under any of the Bond Documents or the Lease, then the date for closing of the purchase of the option right shall be deemed to be extended until such time as Sublessor has complied with the provisions hereof and/or such impediment has been removed, and the conveyance of the Project can occur as provided herein. In the event that Sublessor does not accomplish all of the foregoing, as are applicable to its failure to act and after expiration of any cure period, then Sublessor hereby grants Sublessee an irrevocable power of attorney, coupled with an interest, as more fully provided in Section 7.9 above to accomplish any or all of the same in the name and on behalf of Sublessor and hereby acknowledges and agrees that the Municipality and the Trustee may conclusively rely thereon. In the event that Sublessee does not give the notice provided in this Section 10.2(a), the provisions of this Section 10.2(a) shall be deemed to have no further force or effect. Notwithstanding any other provision of this Sublease or the Lease, this option to purchase may not be assigned to any party which is not a permitted Sublessee or assignee pursuant to the provisions of Section 8.1 hereof without the prior express written consent of the Sublessor, which consent may be withheld for any reason or no reason whatsoever. Additionally, Sublessee shall have the right to extend the closing if any necessary action under the Bond Documents or the Lease cannot be accomplished at the scheduled time.

            (b) If, at any time after the period provided in Section 10.2(a) above, Sublessor enters into a bona fide contract to sell the Project ("Sale Contract"), Sublessor shall promptly notify Sublessee thereof (but in no event shall such notice be delivered more than five (5) business days following the execution of the Sale Contract nor less than sixty (60) days prior to the closing thereunder), Sublessee shall have a right of first refusal to purchase the Project at the purchase price ("Price") and terms ("Terms") set forth in the Sale Contract. For the purpose hereof, the Sale Contract shall include all documents forming a part of the agreement between Sublessor and the other party or parties to the Sale Contract. Sublessee shall exercise such right by giving written notice to Sublessor as provided herein no later than twenty (20) days following receipt of such Sale Contract. Notwithstanding any other provision of this Sublease or the Lease to the contrary, this right of first refusal may not be assigned to any party which is not a permitted Sublessee or assignee pursuant to the provisions of Section 8.1 hereof without the prior express written consent of the Sublessor, which consent may be withheld for any reason or no reason whatsoever.

            (c) If Sublessee elects not to exercise its right of first refusal set forth in Section 10.2(b) above, Sublessor may sell the Project to the party, at the price and on the terms specified in the Sale Contract. In the event of any material change in any of the foregoing, Sublessor shall promptly notify Sublessee who shall again have a right of first refusal with respect thereto as provided in Section 10.2(b) above. In the event that such sale does not occur, and Sublessor later enters into another Sale Contract, Sublessor shall notify Sublessee, and Sublessee shall have the rights provided in Section 10.2(b) above.

            (d) The transactions provided for in this Section 10.2 and Article XI of the Lease shall be closed in accordance with the following terms and conditions:

                  (i) Sublessor shall take all actions necessary pursuant to this Section 10.2 and Article XI of the Lease to cause the Municipality to transfer the Project and/or Sublessor's rights pursuant to Articles XI or XII thereof (as the case may be) to Sublessee at or prior to the date of closing hereunder and shall set aside the amount then due to the Municipality for acquiring title to the Project and/or redeeming the Bonds in an escrow account held by Sublessor's designee which shall be reasonably acceptable to Sublessee.

                  (ii) When the Municipality conveys the Project, Sublessor
            shall deliver the portion of either: (1) Two Million Four Hundred Thousand and 00/100 ($2,400,000.00) Dollars if Sublessee exercises its purchase option; or (2) the Price if Sublessee exercises its right of first refusal, to the Municipality in each case on account of Sublessee in the amount required to purchase the Project and/or to redeem the Bonds pursuant to Articles XI or XII of the Lease. The remainder of the funds, less deductions for (a) costs normally paid by a seller of commercial real estate (such as documentary stamp tax fees, recording fees for mortgage discharges and the like; and (b) any amounts paid by Sublessee pursuant to the provisions of Sections
            8.3 or 8.4 hereof, shall be retained by Sublessor. Sublessor shall also deliver to Sublessee a proper bill of sale for the personal property and fixtures included in the Project and the Excluded Property, an assignment of its rights under Articles XI and XII of the Lease, and shall deliver such other documents and information, and shall take such other action, as reasonably required by Sublessee. In connection with such conveyance of the Project, Sublessor and Sublessee shall be required to satisfy such conditions and take all such action as may be reasonably required by the parties and/or are typically required of buyers and sellers of commercial property in Massachusetts. Without limiting the generality of the foregoing, Sublessor shall be required to deliver title to the Project free and clear of all defects, liens and encumbrances except those which were previously accepted by Sublessee, evidenced by a title policy issued to Sublessee and were not objected to by Sublessee at such time and each party, for example, shall be required to provide a good standing certificate and an estoppel certificate to the other and each party shall be required to deliver to the other party such information and documents as they may reasonably require (such as a termination of the Sublease, FIRPTA and mechanic's liens and parties in possession affidavits and the like).

                  (iii) If Sublessee does not exercise its option to purchase the Project or its right of first refusal and the Project is not otherwise sold by Sublessor to a third party, then Sublessor agrees to purchase the Project from the Municipality and shall thereafter lease the Project to Sublessee for one (1) year with four five-year options to extend said lease under terms and conditions, which will be substantially identical to this Sublease, except as it relates to the Bond and the option rights, none of which shall have any further force or effect when the Sublease is terminated, and except for the rent and Lease Term provisions which will be as stated in a certain Letter of Intent dated January 26, 1995 executed by the parties.

            This provision shall survive the expiration of the Sublease.

                  (iv) In no event shall Sublessor enter into any easement or other agreement affecting title to the Project which will be prior to the Sublessee's option rights.

      SECTION 10.3. Sublease Prior to Indenture. This Sublease and all rights of Sublessee hereunder (including, without limitation, the options respectively granted to the Sublessee in this Article shall be and remain prior and superior to the Indenture in all respects. Without limiting the generality of the foregoing, Sublessee may exercise the rights set forth in this Article X whether or not the Sublessee is in default hereunder, if such default will not result in nonfulfillment of any condition to the exercise of any such option and excluding monetary defaults which will be cured at the Closing.

                                   ARTICLE XI

                                  MISCELLANEOUS

      SECTION 11.1. Surrender of Project. Except as otherwise expressly provided in this Sublease, at the expiration or sooner termination of the Sublease Term, the Sublessee agrees to surrender possession of the Project peaceably and promptly to the Sublessor in as good condition as at the commencement of the Sublease Term, loss by fire or other casualty covered by insurance and ordinary wear, tear and obsolescence, and acts of God and matters which are the responsibility of Sublessor hereunder only excepted.

      SECTION 11.2. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, or sent by telegram, or by a reputable overnight carrier service, addressed as follows:

      If to the Sublessor:

            1162 Pittsford-Victor Road
            Pittsford, New York 14534

            Attention:  Devra Bevona, Treasurer
      with a duplicate copy addressed to:

            Brian R. Smith, Esq.
            Robinson & Cole
            One Commercial Plaza
            Hartford, Connecticut  06103-3597

      If to the Sublessee:

            1855 Boston Road
            Wilbraham, Massachusetts 01095

            Attention:  Gerald E. Sinsigalli
                        President, FoodService Division

      with a duplicate copy addressed as above and marked:

            Attention:  Larry W. Browne
                        Senior Vice President, Corporate Finance, and General Counsel

Either party may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

      SECTION 11.3. Binding Effect. This Sublease shall inure to the benefit of and shall be binding upon the Sublessor, the Sublessee and their respective successors and assigns, subject, however, to the limitations contained in Sections 7.3 and 8.1 hereof.

      SECTION 11.4. Severability. If any part of this Sublease shall, for any reason, be finally adjudged by any court of competent jurisdiction to be unconstitutional or invalid, such judgment shall not affect, impair or invalidate the remainder of this Sublease but shall be confined in its operation to the part thereof as to which such judgment has been rendered.

      SECTION 11.5. Amounts Remaining in Bond Fund. Any amounts remaining in the Bond Funds upon expiration or sooner termination of the Sublease Term, as provided in this Sublease, after payment in full of the Bonds or provision for payment thereof having been made and the fees, charges and expenses of the Trustee and paying agents in accordance with the Indenture and payment of all sums then due to the Municipality from the Sublessor pursuant to the Lease shall belong to and be paid to the Sublessor by the Trustee as overpayment of rents unless Sublessee has exercised its rights pursuant to the provisions of Article X hereof in which event the same shall be paid to Sublessee and accounted for at the closing for the purpose of the Project.

      SECTION 11.6. Consents. Whenever the consent of either party hereto is required, such consent shall not be unreasonably withheld or delayed, except as may otherwise be expressly provided herein.

      SECTION 11.7. Amendments. This Sublease may not be amended or modified except by a writing executed by the party against whom such amendment or modification is sought to be enforced. Sublessor covenants and agrees that it will not amend or modify the Lease or fail to exercise its rights thereunder unless Sublessee has consented thereto, which consent shall not be unreasonably delayed or withheld.

      SECTION 11.8. Recording. This Sublease and every assignment and modification hereof may not be recorded but in the event not so recorded, a notice thereof shall be recorded in the Hampden County Registry of Deeds.

      SECTION 11.9. Captions. The captions or heading in this Sublease are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Sublease.

      SECTION 11.10. Counterparts. This Sublease may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same Sublease.

      SECTION 11.11. Law Governing. This Lease is entered into with the intention that the law of The Commonwealth of Massachusetts shall govern its construction.

      EXECUTED as a sealed instrument as of the date first written above, and delivered on June 9, 1995.

                                    SUBLESSOR:

                                    SSP COMPANY, INC.

                                    By_________________________________

Its:____________________________

Attest:_________________________

                                   SUBLESSEE:

                                    FRIENDLY ICE CREAM CORPORATION

                                    By_________________________________
                                      Gerald E. Sinsigalli, President
                                      FoodService Division

Attest:_________________________
       Laura E. Gormally,
       Assistant Clerk

State of New York
County of _______________, ss.

      On this day of _______________, 1995, before me appeared _____________
____________________, to me personally known, who, being by me duly sworn, did say he is the _______________ of SSP COMPANY, INC., a Massachusetts corporation, and that this instrument was signed and sealed on behalf of such corporation pursuant to a vote or consent of its board of directors acknowledged such instrument to be the free act and deed of such corporation.

                                    -----------------------------------
                                    Notary Public

                                    My Commission Expires:

Commonwealth of Massachusetts
County of Hampden, ss.

      On this ninth day of June, 1995, before me appeared Gerald E. Sinsigalli, to me personally known, who, being by me duly sworn, did say he is the President, FoodService Division, of FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation, and that this instrument was signed and sealed on behalf of such corporation pursuant to a vote or consent of its board of directors acknowledged such instrument to be the free act and deed of such corporation.

                                    -----------------------------------
                                    Notary Public
                                    Barbara A. Courtney
                                    My Commission Expires: March
                                    29, 2002

                                    EXHIBIT A

      A certain parcel of land situated on Sheridan Street and Padgette Street, in Westover Industrial Air Park in Chicopee, Hampden County, Massachusetts, being bounded and described as shown on a certain plan entitled "Plan of Land in Chicopee, Massachusetts, Prepared For: S.S. Pierce Co.," drawn by W.D. Pharmer, dated October 4, 1978, which plan is recorded herewith, being further bounded and described as shown on said plan as follows:

      Beginning at a concrete bound on the northerly side of Sheridan Street at the intersection of Sheridan Street and Padgette Street, said bound having the coordinates N: 7,308.316, E: 30,145.740 as established by the New York Corporation of Engineers in their 19'5 Westover Air Force Base survey; thence running along a curve concave to the northeast with a radius of thirty (30) feet, a distance of forty-five and 74/100 (45.74) feet to a concrete bound; thence running N 31(degrees) 07' 17" W along the easterly side of Padgette Street, a distance of twenty and 49/100 (20.49) feet to a concrete bound; thence by a curve concave to the southwest with a radius of five hundred five
  (505) feet, a distance of three hundred four and 36/100 (304.36) feet to a concrete bound; thence running N 65(degrees) 3' 12" W, a distance of one hundred one and 96/100 (101.96) feet to a concrete bound; thence by a curve concave to the northeast with a radius of one hundred thirty-five (135) feet, a distance of sixty-eight and 18/100 (68.18) feet to a concrete bound; thence running N 57(degrees) 41' 50" E, a distance of two hundred twenty-six and 94/100 (226.94) feet to a point; thence running N 73(degrees) 36' 14" E, a distance of one hundred fifteen and 40/100 (115.40) feet to a point; thence running N 89(degrees) 30' 29" E, a distance of five hundred fifty-seven and 30/100 (557.30) feet to a point; thence running N 55(degrees) 54' 01" E, a distance of one hundred thirty-six and 00/100 (136.00) feet to a point; thence running S 29(degrees) 09' 52" E, a distance of three hundred forty-five and 82/100 (345.82) feet to a point at the northerly side of Sheridan Street; thence by a curve concave to the north with a radius of nine hundred seventy-five (975) feet, a distance of two hundred sixty and 00/100 (260.00) feet to a concrete bound; thence running S 76(degrees) 27' 33" W, a distance of two hundred thirty-six and 77/100 (236.77) feet to a concrete bound; thence running by a curve concave to the south with a radius of one thousand twenty-five (1,025) feet, a distance of two hundred sixty-seven and 36/100 (267.36) feet to a concrete bound at the point of beginning.

      Containing 7.947 acres.

      So much of the premises as may be within the boundaries of Sheridan Street and Padgette Street are subject to the rights of the grantor, its successors and assigns, and all others lawfully so entitled to use the same in common with the grantee, its successors and assigns, for all purposes for which public streets are commonly used, including, but not by way of limitation, the right to pave, curb and otherwise improve the same for such purposes, and to install, maintain and use sidewalks and to install, maintain and use utility systems in, on and over the same, which easement rights are also reserved hereby.

      Subject to and with the benefit of such easements and rights in, over and under the premises as are of record.

                                    EXHIBIT B

      All right, title and interest of Sublessor (and to the extent applicable) Lessee in and to:

            (i) all building equipment and building fixtures located or to be located at Padgette and Sheridan Streets, Chicopee, Massachusetts (the "Project Site").

            (ii) all refrigeration machinery and equipment to be acquired and located in the Project, together with all additions, renewals, substitutions and replacements thereto and therefore and all property incorporated or to be incorporated therein.

            (iii) all fixtures, machinery and equipment acquired or to be acquired by the Lessee with the proceeds from the Bonds issued under and secured by that certain Mortgage and Indenture of Trust, dated as of September 1, 1979, between the City of Chicopee acting by and through its Industrial Development Financing Authority and BayBank Valley Trust Company, Trustee including all additions, renewals, substitutions and replacement thereto and therefore and all property incorporated or to be incorporated therein.

            (iv) the construction Contract between the Lessee and Edward J. O'Leary Company, Inc. dated September 14, 1979 together with all plans, specifications and general intangibles pertaining to the construction of a building at the Project Site.

                                    EXHIBIT C

                                   WORK LETTER

      1. SENECA'S WORK. Sublessor agrees to perform the following at its own cost and expense ("Seneca's Work"):

            (a) Refrigeration Equipment. Put all the refrigeration equipment in working condition. Sublessor will add refrigeration equipment to the freezer which will cause the freezer to maintain a temperature of minus 20 degrees Fahrenheit at 95 degrees Fahrenheit ambient in the freezer area at all times, including, but not limited to, if there is a failure of some of the refrigeration equipment which requires such equipment to be repaired or replaced. This equipment to be run using Freon as a refrigerant (coolant). Sublessor shall pay a total of One Hundred Thousand Dollars ($100,000.00) towards the cost of such Equipment. Sublessee shall have the right to give its prior approval of the location and specifications of the refrigeration equipment, which approval it may withhold in its sole discretion. The specifications shall be as indicated on Exhibit C-2. In no event shall any of the equipment be floor-mounted. Sublessor shall give such plans to Sublessee within fifteen (15) days of the execution of this Sublease and Sublessee shall have ten (10) days to review such plans. If a dispute arises between Sublessor and Sublessee concerning the plans and Sublessor and Sublessee cannot agree within fifteen (15) days after the ten (10) day period to resolve such dispute, Sublessor and Sublessee shall jointly submit their dispute to binding arbitration before the American Arbitration Association under the Commercial Rules of Arbitration. This arbitration shall be submitted to a single arbitrator.

            (b) Removal of Underground Tanks. Remove the gasoline fuel tank and the diesel fuel tanks; it will install a 10,000 gallon underground diesel fuel tank. Such work shall be in compliance with all Governmental Requirements. Upon completion of such work, Sublessor shall deliver a certification from the professional who has performed such work. Upon execution of the Sublease, Sublessor shall promptly apply for, and diligently seek to secure all Governmental Requirements in connection with such removal and installation; Sublessor will complete all testing and removal within thirty (30) days of receipt of all necessary Governmental Requirements unless such Governmental Requirements require a different time period.

            (c) Equipment. All Equipment will be in working order and needed certificates will be supplied by Sublessor.

            (d) Racks. Will remove all storage racks, including having the floor bolts from the removed racks flush with the floor and will leave the Project in broom-clean condition.

            (e) Fuel Pumps. Subject to the approval of the Fire Marshall for the Municipality, relocate the fuel pumps's islands from the south side of the curb cut leading to the garage where they are currently located to the north side of the driveway and install two fuel pumps, or one split fuel pump with two (2) nozzles (either of which will have a total forty (40) gallon per minute flow-rate capacity) at a specific location to be identified by the Sublessee prior to the commencement of any such work. Certify that the fuel pumps meet all Governmental Requirements and are operational.

      2. FRIENDLY'S WORK. Friendly's agrees to perform, at the sole cost and expense of Sublessor, all of the Work identified on Exhibit C-1, attached to and made a part of this Sublease.

      3. GENERAL TERMS AND CONDITIONS. Each party shall obtain all governmental approvals, permits and licenses necessary for the performance of its obligations under this Sublease. All Work shall meet the standards and specifications of the authorities having jurisdiction thereof. Each party shall pay and discharge all bills duly presented for goods and materials delivered and for all services performed in connection with its Work. In the event either party fails to make any such payment and a claim of lien to secure payment thereof is filed against the Leased Land, the parties who requested such Work shall within thirty (30) days from the date such claim is filed, (i) pay and discharge such lien, or (ii) notify the other party that the claim upon which such claim is based has no validity and is being contested in good faith in which event such party may bond off such liens with a bond from a good and solvent surety company. In the event such party fails to make or provide for such payment, the other party may pay and discharge such lien and withhold sums so paid plus interest at the Prime Rate, from any money due to such party under the Sublease. Each party covenants and represents to do all of its Work in compliance with all Governmental Requirements; to do all such Work in a good and workmanlike manner employing materials of good quality; to employ for such Work responsible contractors whose labor will work without interference with other labor working on the Leased Land; to perform such Work with a minimum of interference to any other contractors or employees at the Leased Land; and to require all contractors to carry workers' compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering such contractors on or about the Leased Land in amounts that equal the limits set forth herein and submit certificates evidencing such coverage prior to commencement of such Work.

                                   EXHIBIT C-2

                                 SPECIFICATIONS

Refrigeration Equipment to be added:

      Three (3) Russell Split Systems Model ULD27L44-UHU4-851. Each system will provide 84,800 BTUH at -30 degrees F Suction and 95 degrees F ambient for a -20 degrees F room. Each system will use refrigerant R404A and will have hot gas defrost. Three (3) Systems will include all tubing and fittings for Freon and condensate drains, pipe covering, Freon, heat tape for drains, sleepers for condensing units, miscellaneous steel to hang evaporators, power and control wiring. The power wiring is figured for 460V, 3 phase and will be available within 300 feet of condensing units and the existing panel can accept two (2) 70 amp breakers. Will add structural steel (with approved drawings) to support the new condensing units and evaporators. The existing freezer and cooler systems will be set for -20 degrees F room operation. The suction hold back valves will be removed from the two (2) systems in the freezer.

      The total tonnage for the refrigeration system will be forty-five (45) tons.

                                    EXHIBIT D

      All building equipment, building fixtures, refrigeration and freezer equipment installed or to be installed on the premises described in the attached Exhibit A.

                           FIRST AMENDMENT TO SUBLEASE

               Dated as of June 9, 1995 Between SSP Company, Inc.,
         Successor-in-Interest to S.S. Pierce Company, as Sublessor and
                       Friendly Ice Cream Corporation, as

                                    Sublessee

      THIS FIRST AMENDMENT TO SUBLEASE is made and entered into this twentieth day of October, 1995, by and between SSP COMPANY, INC., a Massachusetts corporation with a principal place of business at 1162 Pittsford-Victor Road, Pittsford, New York 14534, Successor-in-Interest to S.S. Pierce Company ("Sublessor") and FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation with a principal place of business at 1855 Boston Road, Wilbraham, Massachusetts 01095 ("Sublessee").

                                   WITNESSETH:

      WHEREAS, by Sublease dated as of June 9, 1995, between the Sublessor and the Sublessee (the "Sublease"), the Sublessor subleased to the Sublessee and the Sublessee subleased and took from the Sublessor, for the term and upon the terms and conditions therein set forth, the Project as defined in the Sublease; and

      WHEREAS, the Sublease contains a number of defined terms establishing certain dates and periods under the Sublease, which dates and periods are not specified in the Sublease but are determined with reference to events which were to occur following the execution thereof;

      WHEREAS, the parties agree that it is appropriate to establish such dates and periods for purposes of avoiding confusion and disagreement concerning them in the future.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. The term "Commencement Date" shall mean September 8, 1995.

      2. The term "Completion Date" shall mean September 1, 1995.

      3. The "Sublease Term" shall mean that period of time commencing on the Commencement Date of September 8, 1995 and ending on August 31, 2004.

      4. The date for commencement of payment of Basic Rent pursuant to Section
4.2 of the Sublease is December 1, 1995.

      5. For purposes of Section 10.2(a) of the Sublease, the period within which the Sublessee shall have the option to purchase Sublessor's rights under Sections 11.2 and 11.3 of the Lease to purchase the Project shall commence on September 8, 1995 and continue through (and including) March 7, 1997. The written notice to Sublessor provided in Section 10.2(a) may be given on or before the expiration of such period.

      6. The period within which Sublessee has a right of first refusal with respect to the Project as provided in Sections 10.2(b) and (c) of the Sublease shall commence on March 8, 1997 and continue throughout the Sublease Term.

      7. The parties hereto agree that all references in the Sublease to the defined terms, dates and periods of time described in Paragraphs 1 through 7 above shall be deemed to refer to such terms, dates and periods of time as defined or established herein.

      8. The parties agree that notice of the provisions of this First Amendment may be recorded in the Hampden County Registry of Deeds.

      9. Except as amended by this First Amendment to Sublease, the Sublease shall remain in full force and effect and is hereby ratified and affirmed.

      IN WITNESS WHEREOF, Sublessor and Sublessee have executed this First Amendment to Sublease as a sealed instrument as of the day and year first above written.

WITNESS:                             SUBLESSOR
                                     SSP Company, Inc., successor-
                                     in-interest to S. S. Pierce

                                       Company

                                       By:
--------------------------------          ------------------------------------
                                          Name:  Kraig H. Kayser
                                          Title: President

                                       SUBLESSEE
                                       Friendly Ice Cream Corporation

                                       By:
--------------------------------          ------------------------------------
                                          Name:  Gerald E. Sinsigalli
                                          Title: President, FoodService
                                                 Division